                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                     John Hancock Financial Services, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                     John Hancock Financial Services, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

         --------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

         --------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         --------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         --------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes

Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                              [John Hancock Logo]


                                          April 2, 2001

Dear Stockholder:

  You are cordially invited to attend the annual meeting of stockholders to be held on Monday, May 14, 2001 at 11:00 a.m. at John Hancock Hall, 200 Berkeley Street, Boston, Massachusetts.

  The notice of annual meeting and proxy statement accompany this letter and provide an outline of the business to be conducted at the meeting. Also, I will report on the progress of the Company during the past year and answer stockholder questions.

  It is important that your shares be represented at the annual meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided or vote by proxy using the telephone or through the Internet as promptly as possible. Your vote is important.

                                          Sincerely,

                                          /s/ David F. D'Alessandro
                                          -----------------------------------
                                          David F. D'Alessandro
                                          President & Chief Executive Officer

                     JOHN HANCOCK FINANCIAL SERVICES, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 14, 2001

                               ----------------

  The annual meeting of stockholders of John Hancock Financial Services, Inc. (the "Company") will be held at John Hancock Hall, 200 Berkeley Street, Boston, Massachusetts, on Monday, May 14, 2001, at 11:00 a.m. for the purpose of considering and voting on:

    1. the election of four Class II directors, each for a term of three years;

    2. approval of the Company's amended and restated 1999 Long-Term Stock Incentive Plan;

    3. approval of the Company's Non-Employee Directors' Long-Term Stock Incentive Plan;

    4. approval of certain material terms relating to the Company's Incentive Compensation Plan for Certain Senior Executives; and

    5. such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on March 20, 2001 will be entitled to vote at the meeting.

                                          By Order of the Board of Directors

                                          /s/ BARRY J. RUBENSTEIN
                                          -----------------------
                                          Barry J. Rubenstein
                                          Secretary

April 2, 2001


 It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, please complete and return your proxy in the enclosed envelope as soon as possible or vote by proxy using the telephone or through the Internet as promptly as possible.

                                PROXY STATEMENT

                     JOHN HANCOCK FINANCIAL SERVICES, INC.
                              JOHN HANCOCK PLACE
                          BOSTON, MASSACHUSETTS 02117

                   VOTING PROCEDURES AND SECURITY OWNERSHIP

General Information

  The accompanying proxy is solicited by the Board of Directors of John Hancock Financial Services, Inc. (the "Company") in connection with the annual meeting of stockholders of the Company to be held on Monday, May 14, 2001 at 11:00 a.m. at John Hancock Hall, 200 Berkeley Street, Boston, Massachusetts, and at any adjournment or postponement thereof (the "Annual Meeting"). The notice of meeting, this proxy statement, the enclosed proxy card and the enclosed Annual Report for 2000 were first sent to stockholders on or about April 2, 2001.

Voting Rights

  Only stockholders of record on March 20, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 309,708,790 shares of the Company's common stock ("Common Stock") outstanding. Each stockholder is entitled to one vote for each share of Common Stock registered in that person's name as of the record date.

  A plurality of the shares voting is required for the election of directors. Approval of each of the other matters that are before the meeting will require the affirmative vote of the holders of a majority of the shares represented at the meeting and voting on the matter. No votes may be taken at the meeting, other than a vote to adjourn, unless a quorum has been constituted consisting of the representation of one-third of the outstanding shares as of the Record Date. Proxies marked as abstaining and proxies containing broker non-votes on any matter to be acted upon by stockholders will be treated as present at the meeting for the purpose of determining a quorum. Broker non-votes and abstentions as to particular matters will not, however, be counted as shares voting on such matters. Votes will be tabulated under the supervision of persons designated by the Board of Directors as inspectors.

Voting of Proxies

  Your proxy in the form enclosed is solicited by the Board of Directors of the Company for use at the Annual Meeting and all valid proxies will be voted. Except to the extent that contrary instructions are given by stockholders in the places provided in the proxy, it is the intention of the persons named in the proxy to vote "for" each of the nominees for the Board of Directors and "for" each of the other proposals set forth in the notice of meeting. A proxy may be revoked at any time prior to its use. Such revocation may be made in person at the Annual Meeting, by a notice in writing delivered to the Secretary of the Company or by a proxy bearing a later date.

  Subject to the limitations described below, stockholders may vote by proxy as follows: (i) by using the accompanying proxy card, (ii) by telephone, or
(iii) through the Internet. When voting using any of these methods, as to the election of directors, you may (a) vote for all of the director nominees as a group, (b) vote for all of the director nominees as a group, except those nominees whose names you specify, or (c) withhold your vote from all nominees as a group. As to each other proposal, you may vote "for" or "against" the item or "abstain" from voting. If you properly vote by proxy by any of these methods described herein but do not specify any choices you will thereby confer authority upon the persons named as proxies to vote your shares in their discretion. A proxy also confers discretionary authority on these individuals to vote your shares of Common Stock on any matter that was not known on the date of this Proxy Statement but is properly presented at the Annual Meeting, including voting on the nomination or election of any substitute nominees selected by the Board of Directors in the event any nominees are unable or decline to serve.

  The expense of proxy solicitation will be borne by the Company. Depending upon the response to the initial solicitation, proxies may be solicited in person or by mail, telephone, electronic mail or facsimile by officers or regular employees of the Company. Corporate Investors Communications, Inc. has been retained by the Company to assist in any such solicitation at a total estimated cost of $35,000, plus reimbursement of certain out-of-pocket expenses.

Voting By Proxy Card

  Any stockholder holding shares as of the Record Date may vote by proxy by using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares of Common Stock represented by the proxy will be voted as you specify on the proxy card.

Voting By Telephone or Through the Internet

  If you are a registered stockholder (that is, you own Common Stock in your own name and not through a broker, nominee or in some other "street name" capacity), or if you own Common Stock through a Company stock plan, you may vote by proxy via the telephone or Internet (please see the accompanying proxy card for instructions on how to access the telephone and Internet voting systems). If you hold shares of Common Stock in "street name," your broker or other nominee will advise you whether you may vote by telephone or through the Internet.

Voting Shares Held in Company Plans

  Shares of Common Stock held in The Investment-Incentive Plan for John Hancock Employees, the John Hancock Savings and Investment Plan, and The Investment-Incentive Plan for the Employees of the John Hancock Funds Companies are held of record and are voted by the trustees of these plans, respectively. Participants in these plans may direct the respective trustees as to how to vote shares allocated to their accounts by voting in the manner specified by the respective trustees. The trustees of these plans will vote shares as to which they have not received direction as may be specified by the trustees and the applicable plan.

                               ----------------

  Your vote is important and the Board of Directors urges you to exercise your right to vote. Whether or not you plan to attend the Annual Meeting, you can assure that your shares are voted properly by returning the enclosed proxy card or by voting by proxy using the telephone or through the Internet.

Security Ownership

  The following table shows as of February 28, 2001 (except as otherwise indicated below) beneficial ownership of shares of Common Stock by (i) the only stockholder known to the Company to beneficially own more than 5% of the Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table below, and (iv) by all current directors and executive officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares beneficially owned by such person as set forth opposite that person's name.

                                                       Shares
                                                    Beneficially
   Name                                                Owned     Percentage (1)
   ----                                             ------------ --------------
   Oppenheimer Capital (2)........................   20,657,565       6.6%
    1345 Avenue of the Americas
    New York, New York 10105
   Stephen L. Brown (3)...........................      149,730
   David F. D'Alessandro (4)......................      184,564
   Wayne A. Budd (5)..............................       33,860
   Samuel W. Bodman...............................        5,486
   I. MacAllister Booth...........................        2,018
   John M. Connors, Jr. (6).......................      236,533
   Robert E. Fast, Esq............................           87
   Dr. Kathleen Foley Feldstein...................        1,052
   Nelson S. Gifford (7)..........................        1,742
   Michael C. Hawley..............................            0
   Edward H. Linde................................       20,141
   Judith A. McHale...............................            0
   R. Robert Popeo, Esq...........................            0
   Richard F. Syron (8)...........................        1,656
   Robert J. Tarr, Jr.............................        5,031
   Kathleen M. Graveline (9)......................       59,575
   Thomas E. Moloney (10).........................       85,459
   All current directors and executive officers as
    a group (19 persons) (11).....................      866,258

--------
Notes:
(1) All directors and executive officers as a group beneficially held less than 1% of the outstanding Common Stock as of February 28, 2001.

(2) As of December 31, 2000 and based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001. According to such
    Schedule 13G, such shares are held by Oppenheimer Capital, a Delaware general partnership, and/or certain of its investment advisory clients or discretionary accounts, and Oppenheimer Capital has shared voting and investment power with respect to such shares.

(3) Mr. Brown disclaims beneficial ownership of 14,550 shares of 17,342 such shares held in trust. Includes 998 shares owned by Mr. Brown's spouse.

(4) Mr. D'Alessandro disclaims beneficial ownership of 3,938 such shares held in trust.

(5) Mr. Budd disclaims beneficial ownership of 425 such shares held in trust. Includes 34 shares owned by Mr. Budd's spouse.

(6) Mr. Connor's disclaims beneficial ownership of 989 such shares held in trust. Includes 8,252 shares owned by Mr. Connor's spouse.

(7) Mr. Gifford disclaims beneficial ownership of 542 such shares held in trust and of 100 shares owned by Mr. Gifford's spouse as to which shares.

 (8) Includes 1,622 shares owned by Mr. Syron's spouse as to which shares Mr. Syron disclaims beneficial ownership.

 (9) Includes 196 shares owned by Ms. Graveline's spouse.

(10) Mr. Moloney disclaims beneficial ownership of 6,783 such shares held in trust. Includes 1,047 shares owned by Mr. Moloney's spouse.

(11) Includes 47,330 shares that may be acquired upon exercise of a stock option granted in March 2000 to an individual who became an executive officer in February 2001. Includes shares of restricted stock held by:
     Mr. Brown (31,127); Mr. D'Alessandro (52,255); Mr. Budd (10,873); Ms.
     Graveline (21,827); Mr. Moloney (25,393); and two current executive officers not named in the Summary Compensation Table (22,362), with respect to which the holders have sole voting power, but no dispositive power, during the restricted period. Includes 28,949 shares for which beneficial ownership is disclaimed by certain executive officers and directors.

                       PROPOSAL 1--ELECTION OF DIRECTORS

  At the Annual Meeting, four Class II directors are to be elected to hold office until the annual meeting of stockholders to be held in the year 2004. Each of the nominees is currently a director. There is no cumulative voting, and directors will be elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy. The remaining directors of the Company in Classes I and III will continue to serve in accordance with their previous election or appointment.

  Unless authority is withheld by the stockholder, it is the intention of the persons named in the enclosed proxy card to vote for the nominees listed and, in the event any nominees are unable or decline to serve, to vote for the balance of the nominees and for any substitutes selected by the Board of Directors. The name, age, principal occupation and other information concerning each director are set forth below.

  The Board of Directors recommends that stockholders vote "for" all the nominees.

Nominees for Class II Directors for Terms to Expire in 2004

 Samuel W. Bodman, 62

  Mr. Bodman has been a director of the Company since 2000 and has been a John Hancock Life Insurance Company director since 1992. Mr. Bodman has been the Chairman of Cabot Corporation, a manufacturer of specialty chemicals and materials, since 1987 and was its Chief Executive Officer from 1987 to March 2001. He is a director of Cabot Microelectronics Corporation, a manufacturer of materials used in the production of electronic devices, Security Capital Group Incorporated, a global real estate management company, Thermo Electron Corporation, a manufacturer of a broad range of biomedical and other products, and Westvaco Corporation, a paper and paperboard producer.

 Wayne A. Budd, 59

  Mr. Budd has been Executive Vice President and General Counsel and a director of the Company since 2000 and a John Hancock Life Insurance Company director since 1998. He is a director of John Hancock Subsidiaries, Inc. From 1996 to 2000, Mr. Budd was Group President - New England for the Bell Atlantic Corporation. Prior to his position with Bell Atlantic, Mr. Budd was a Senior Partner in the law firm of Goodwin Procter LLP. He is a director of Tosco Corporation, an independent oil refiner and marketer of petroleum products.

 Nelson S. Gifford, 70

  Mr. Gifford has been a director of the Company since 2000 and has been a John Hancock Life Insurance Company director since 1976. Mr. Gifford has been the Principal of Fleetwing Capital, a venture capital investment firm, since 1991. Prior to 1991, he was President, Chief Executive Officer and a director of Dennison Manufacturing Company, a stationery products, systems and packaging company. He is a trustee of NSTAR, a holding company for Massachusetts' utility companies, including Boston Edison Company.

 Judith A. McHale, 54

  Ms. McHale has been a director of the Company since 2000 and has been a John Hancock Life Insurance Company director since 1999. She has been President and Chief Operating Officer of Discovery Communications, Inc., parent company of cable television's Discovery Channel, since 1995. From 1989 to 1995, she served as Executive Vice President and General Counsel for Discovery Communications, Inc. She is a director of the Potomac Electric Power Company and Polo Ralph Lauren Corporation.

Continuing Class III Directors Whose Terms Expire in 2002

 I. MacAllister Booth, 69

  Mr. Booth has been a director of the Company since 2000 and has been a John Hancock Life Insurance Company director since 1992. Mr. Booth is the retired Chairman, President and Chief Executive Officer of Polaroid Corporation, an instant imaging company. He is a director of State Street Corporation, a financial holding company, and Western Digital Corporation, a manufacturer of disk drives.

 John M. Connors, Jr., 58

  Mr. Connors has been a director of the Company since 2000 and has been a John Hancock Life Insurance Company director since 1991. Mr. Connors has been the Chairman and Chief Executive Officer of Hill, Holliday, Connors, Cosmopulos, Inc., a full-service advertising agency, since 1968. He is a director of Geerlings & Wade, Inc., a direct marketer of premium wines, and Saucony, Inc., a manufacturer of performance-oriented athletic shoes. Mr. Connors is also the Chairman of the board of directors for Partners Healthcare Systems, Inc., an integrated healthcare delivery system, and a trustee of Boston College and Brandeis University.

 David F. D'Alessandro, 50

  Mr. D'Alessandro has been the President and Chief Executive Officer and a director of the Company since 2000 and will also become Chairman effective May 14, 2001, upon the retirement of Stephen L. Brown. He had been President and Chief Operations Officer of John Hancock Life Insurance Company since 1998 and has been a John Hancock Life Insurance Company director since 1990. From 1988 to 1997, he was Senior Executive Vice President of John Hancock Life Insurance Company. He is Vice Chairman and Chairman-elect of the Executive Committee of the Board of Directors of the Company, Chairman of John Hancock Variable Life Insurance Company, and a director of John Hancock Subsidiaries, Inc. and The Berkeley Financial Group. Mr. D'Alessandro is a director of Partners Healthcare Systems, Inc., an integrated healthcare delivery system, and Westvaco Corporation, a paper and paperboard producer.

 Edward H. Linde, 59

  Mr. Linde has been a director of the Company since 2000 and has been a John Hancock Life Insurance Company director since 1999. Mr. Linde has been President and Chief Executive Officer of Boston Properties, Inc., an owner and developer of office properties, since the company became publicly-held in 1997. Prior to that he had been its President since 1970.

 Richard F. Syron, 57

  Mr. Syron has been a director of the Company since 2000 and has been a John Hancock Life Insurance Company director since 1995. Mr. Syron is the Chairman and Chief Executive Officer of Thermo Electron Corporation, a manufacturer of a broad range of biomedical and other products. Mr. Syron has served as a director of Thermo Electron Corporation since 1997. From 1994 to 1999, Mr. Syron was the Chairman and Chief Executive Officer of the American Stock Exchange. From 1989 to 1994, he was the President and Chief Executive Officer of the Federal Reserve Bank of Boston.

Continuing Class I Directors Whose Terms Expire in 2003

 Robert E. Fast, 65

  Mr. Fast has been a director of the Company since 2000 and has been a John Hancock Life Insurance Company director since 1989. Mr. Fast is a Senior Partner in the law firm of Hale and Dorr LLP, where he has been an attorney since 1962.

 Dr. Kathleen Foley Feldstein, 60

  Dr. Feldstein has been a director of the Company since 2000 and has been a John Hancock Life Insurance Company director since 1993. Dr. Feldstein has been the President of Economics Studies, Inc., a private economic consulting firm, since 1987. She is a director of Bank of America Corporation, BellSouth Corporation, a telecommunications company, Ionics, Incorporated, a water purification company, and Knight-Ridder Inc., a newspaper publishing company.

 Michael C. Hawley, 63

  Mr. Hawley has been a director of the Company since 2000 and has been a John Hancock Life Insurance Company director since 1995. Mr. Hawley was Chairman and Chief Executive Officer of The Gillette Company from 1999 until his retirement in 2000. Previously, he had been President and Chief Operating Officer of The Gillette Company. He is a director of Texaco, Inc.

 R. Robert Popeo, 62

  Mr. Popeo has been a director of the Company and John Hancock Life Insurance Company since 2000. Mr. Popeo is Chairman of the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., where he has been an attorney since 1968. He is a director of The DeWolfe Companies, Inc., a residential real estate services company.

 Robert A. Tarr, Jr., 57

  Mr. Tarr has been a director of the Company since 2000 and has been a John Hancock Life Insurance Company director since 1996. Mr. Tarr is Chairman, President and Chief Executive Officer of HomeRuns.com, an Internet-based food retailer. From 1991 to 1997 he was the President, Chief Executive Officer and Chief Operating Officer of Harcourt General, Inc. (formerly General Cinema Company) and the Neiman Marcus Group, Inc. He is a director of Barney's New York, Inc., a retailer of men's and women's apparel and accessories, Houghton Mifflin Company, an educational publishing company, and Wesco International, Inc., a distributor of electrical products.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

General Information and Committees

  The business of the Company is managed under the direction of its Board of Directors (the "Board"), which includes 12 independent directors. The Board has elected Mr. D'Alessandro to the additional position of Chairman effective upon Stephen L. Brown's retirement on the date of the Annual Meeting.

  The Board held 10 meetings in 2000, and each of the directors attended at least 75% of the aggregate of the meetings of the Board and committees of the Board of which they are members. The average attendance of all directors at such meetings was approximately 96%. Among the committees established by the Board are the following:

  Compensation Committee. The Compensation Committee is a standing committee under the Company's by-laws chosen by the Board from those members who are not officers or employees of the Company or its subsidiaries. The Compensation Committee determines salaries and any supplemental employee compensation of the directors, executive officers and certain senior officers. The Compensation Committee also acts upon management's recommendations that require director action with respect to all employee pension and welfare benefit plans. The members of the Compensation Committee are Mr. Bodman, Chairman, Dr. Feldstein and Messrs. Hawley and Syron. The Committee held 10 meetings in 2000.

  Audit Committee. The Audit Committee is a standing committee under the Company's by-laws chosen by the Board from those members who are not officers or employees of the Company or its subsidiaries. The Audit Committee recommends to the Board the firm of independent certified public accountants to annually audit the books and records. The Audit Committee reviews and reports on the activities of the independent certified public accountants to the Board and reviews and advises the Board as to the adequacy of the Company's system of internal accounting controls. The Audit Committee consists of four members, all of whom are "independent" under New York Stock Exchange listing standards. The Audit Committee members do not have any relationship to the Company that may interfere with the exercise of their independence from management and the Company. The members of the Audit Committee are Mr. Gifford, Chairman, Dr. Feldstein and Messrs. Hawley and Tarr. The Committee held six meetings in 2000.

  Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is chosen by the Board from those members who are not officers or employees of the Company or its subsidiaries. The Nominating and Corporate Governance Committee recommends candidates for nomination by the Board for election as directors and to fill the position of Chairman of the Board and the position of President of the Company when vacancies occur or are anticipated. Any stockholder wishing to propose a nominee to the Nominating and Corporate Governance Committee for its consideration should submit a recommendation to the Company's Secretary at the address set forth on the first page of this proxy statement, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The Nominating and Governance Committee also reviews and recommends to the Board the role and composition of other Board committees and corporate governance practices. The members of the Nominating and Corporate Governance Committee are Mr. Syron, Chairman, and Messrs. Bodman, Booth, Connors and Popeo. The Committee held two meetings in 2000.

  Executive Committee. The Executive Committee provides advice and counsel to the Chairman of the Board and the Chief Executive Officer, and acts on behalf of the Board as to such matters as may be determined by the Board from time to time, as to matters of a technical or non-policy nature, or where urgent action is required and a meeting of the Board is not practicable. The designated members of the Executive Committee are the Chairman, the President and Chief Executive Officer, each non-officer chairperson of the Board committees and one other non-officer Board member. Accordingly, the current members of the Executive Committee are Mr. Brown, Chairman, and Messrs. D'Alessandro, Bodman, Connors, Gifford and Syron. The Committee held two meetings in 2000.

Compensation of Directors

  Retainer and Other Fees. The compensation for directors of the Company who are not officers or employees of the Company currently consists of a $40,000 annual retainer plus a $1,500 attendance fee for each Board or committee meeting attended. Committee chairmen who are not officers or employees are also paid an additional $4,000 per year. In addition, each director has a deferral account that has been credited annually with an amount equal to one-half the annual retainer fee and has been adjusted annually based on results of John Hancock Life Insurance Company for that year. No additional annual credits to director deferral accounts will be made for years subsequent to 2000. In addition, all account balances have been converted into deferred stock units that will reflect the return of the Common Stock. Deferred stock units, or DSUs, are obligations of the Company to pay deferred compensation in the future with a return on the amount of compensation deferred equal to the return that would occur if the deferred amount were used to purchase shares of the Common Stock, including the reinvestment of cash dividends when paid into shares of Common Stock. DSUs are not convertible into another security of the Company and cannot be settled in or surrendered for shares of stock. The balance in the DSU account will be generally paid shortly following the end of the director's service on the Board subject to certain options available to the director.

  Non-Employee Directors' Long-Term Stock Incentive Plan. In March 2001, the Board adopted the Non-Employee Directors' Long-Term Stock Incentive Plan, subject to stockholder approval at the Annual Meeting. Subject to such approval, each of the non-employee directors of the Company will be granted an option to purchase 15,000 shares of Common Stock on the date of the Annual Meeting and will receive annual stock option grants to purchase 5,000 shares of Common Stock on the date of each annual stockholders' meeting commencing in 2002; provided that the Company will grant each newly eligible non-employee director a stock option to purchase 15,000 shares of Common Stock upon their election to the Board and such person will not be eligible for an annual stock option grant during the same calendar year. In each case, such options will be exercisable at a price per share equal to the fair market value of the Common Stock on the date of grant. Subject to such stockholder approval, the non-employee directors will also receive half of each quarterly installment of the annual retainer amount established by the Board in shares of Common Stock rather than cash commencing on July 1, 2001, and will be entitled to receive partial matching grants of restricted shares of Common Stock (or restricted DSUs, if the director has elected to defer cash compensation) if they use all or a portion of the cash portion of their retainer for open market purchases of Common Stock (or DSUs, if applicable). The material terms of the plan are further summarized in the section below entitled "Proposal 3--Approval of Non-Employee Directors' Long-Term Stock Incentive Plan."

Certain Relationships

  One of the Company's directors, Mr. Fast, is a Senior Partner in the law firm of Hale and Dorr LLP, which the Company uses, among other law firms, for legal services.

  In March 2001, John Hancock Life Insurance Company, for itself and for its affiliates and managed accounts, purchased in the ordinary course of business $50 million of a series of 8.37% senior unsecured notes of Discovery Communications, Inc. ("Discovery") out of a total issuance of notes by Discovery of $700 million. One of the Company's directors, Judith McHale, is the Chief Operating Officer and President of Discovery.

                      AUDIT COMMITTEE CHARTER AND REPORT

Audit Committee Charter

  The Audit Committee operates pursuant to a Charter approved by the Board, a copy of which is attached to this proxy statement as Appendix A. The Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Committee, as well as the relationship of the Audit Committee to the independent auditors, the internal auditor and management of the Company.

Report of the Audit Committee

  The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

  The Committee has discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61, as amended, requires our independent auditors to provide the Company with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, including a discussion of their quality, not just their acceptability, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

  The Committee has received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. Ernst & Young LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws. The Committee has considered whether the non-audit services rendered by the Company's independent auditors during the Company's most recent fiscal year are compatible with maintaining the independence of such auditors.

  The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

  In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee has also recommended (and the Board has approved) the selection of Ernst & Young LLP to be the Company's independent auditors for the fiscal year 2001.

  As specified in the Audit Committee Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of the Company's independent auditors and management. In giving our recommendation to the Board, the Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent auditors with respect to such financial statements.

     Nelson S. Gifford, Chairman                    Michael C. Hawley
     Kathleen Foley Feldstein                       Robert A. Tarr, Jr.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table describes the compensation paid to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers in 2000 serving as executive officers at December 31, 2000, including the former Chief Executive Officer, for services rendered as executive officers of the Company during the fiscal years ended December 31, 2000, 1999 and 1998 (the "Named Executive Officers").

                                                        Long-Term
                               Annual Compensation     Compensation
                              ---------------------    ------------
                                                           LTIP          All Other
   Name and Position     Year   Salary    Bonus(1)      Payouts(2)    Compensation(3)
   -----------------     ----   ------   ----------    ------------   ---------------

S.L. Brown (4).......... 2000 $1,000,000 $1,960,000     $1,495,200       $114,984
 Chairman of the Board
  and former             1999  1,000,000  2,000,000        892,747         91,455
 Chief Executive Officer 1998  1,000,000  1,000,000      1,222,944         78,300

D.F. D'Alessandro (4)... 2000    916,923  1,960,000      1,013,148         39,900
 President and Chief
  Executive Officer      1999    646,154  1,360,000        498,618         31,534
                         1998    600,000    420,000        572,195         27,018

K.M. Graveline.......... 2000    483,077    677,500        396,826         16,534
 Executive Vice
  President              1999    412,000    500,000        279,114         13,020

W.A. Budd............... 2000    301,923    838,000(5)     997,298(6)       7,359
 Executive Vice
 President and General
 Counsel

T.E. Moloney............ 2000    475,000    558,600        431,216         39,719
 Chief Financial Officer 1999    412,000    463,384        738,521         33,991
                         1998    412,000    206,000        416,573         28,775

--------
Notes:

(1) The amount in this column reports the annual Incentive Compensation Plan awards paid in 2001, 2000 and 1999 for the prior performance years of 2000, 1999 and 1998.

(2) This column reports Long-Term Incentive Plan payouts earned for each of the three-year performance cycles ended December 31, 2000, 1999 and 1998.

(3) Of the amounts shown in this column $104,484, $29,400, $5,822, $29,219 and
    $6,034 for 2000 with respect to Messrs. Brown, D'Alessandro, Budd and Moloney and Ms. Graveline, respectively, and $81,455, $21,534, $23,991 and $3,020 for 1999 with respect to Messrs. Brown, D'Alessandro and Moloney and Ms. Graveline, respectively, and $68,300, $17,018 and $18,775 for 1998 with respect to Messrs. Brown, D'Alessandro and Moloney, respectively, reflect the value of premiums paid by the Company on behalf of the respective Named Executive Officers under split-dollar life insurance policies. The amounts represent the present value of the interest projected, on an actuarial basis, to accrue for the benefits the respective Named Executive Officers received on the portions of the premiums paid by the Company in that year. The amounts in this column also include employer contributions under the Company's Investment-Incentive Plan. This payment constitutes the Company match on base salary over the ERISA limitations as well as the match on deferred base salary. In 1998, 1999 and 2000, there was a 4% Company match on base salary over the ERISA limitations of $160,000 for 1999 and 1998 and $170,000 for 2000, as well as the 4% match on deferred base salary. Total Company match contributions for 1998 and 1999 were capped at $10,000, and for 2000 at $10,500, in all cases shown, except the amount for Mr. Budd, who became an executive officer during 2000, was $1,537. The amount shown for Mr. Budd in this column excludes $36,500 in director fees, including amounts credited to Mr. Budd's deferral account, that Mr. Budd earned before becoming an executive officer.

(4) Mr. D'Alessandro succeeded Mr. Brown as Chief Executive Officer effective June 1, 2000.

(5) Includes a $250,000 bonus paid to Mr. Budd upon his becoming an executive officer on May 25, 2000.

(6) Upon becoming an executive officer, Mr. Budd participated in the three-year performance cycle ended December 31, 2000 based on his starting salary and retroactive to January 1, 1999.

Annual Incentive Compensation Plans

  Under the Incentive Compensation Plan for Employees (the "ICP"), cash awards are payable to eligible employees upon the achievement of corporate performance objectives established by the Compensation Committee of the Board. Target cash awards are stated as a percentage of the base salary payable to each eligible employee, with the range of targets for executive officers above the level of senior vice president being from 60% to 100% of the officer's base salary. Actual amounts payable may be adjusted or denied entirely for performance or any other reason. Payments, if any, under the ICP are made during the first quarter of the fiscal year immediately following the performance year.

  In order to assist senior officers in meeting Common Stock ownership guidelines established by the Compensation Committee, senior officers have been permitted since 2000 (including executive officers commencing in 2001) to receive partial matching stock grants if they use a portion of their cash award (either 25% or 50%) to purchase Common Stock in the open market, or, with respect to executive officers, if they had purchased Common Stock in the open market in the prior year. Such matching stock grants are subject to forfeiture if within three years the individual terminates his employment with the Company or an affiliate (other than by retirement, death or disability) or sells any of the purchased shares. For executive officers, the match will equal 50% of the shares purchased through 2002. Thereafter, the match for executive officers will equal 25% of the shares purchased. All restricted matches of Common Stock are made under the Company's 1999 Long-Term Stock Incentive Plan, which is further described in the section below entitled "Proposal 2--Approval of Amended and Restated 1999 Long-Term Stock Incentive Plan."

  Under the ICP, executive officers may elect to defer a portion of their cash awards in accordance with the Company's Deferred Compensation Plan for Executives. A percentage of the amount deferred equal to the percentage of the participant's non-deferred portion of the cash award used for, or the amount credited to, the purchase of Common Stock will be allocated as deferred stock units, or DSUs, and the participant will receive a matching grant of restricted DSUs in an amount equal to 50% of the number of DSUs allocated pursuant to such election through 2002, and thereafter 25%, of such number of DSUs. Such matching grant of DSUs are subject to forfeiture if, within three years, the participant terminates employment with the Company or an affiliate (other than by retirement, death or disability) or if the participant sells any of the shares purchased in the open market that qualified for a restricted stock match. The characteristics of DSUs are described in the section above entitled "The Board of Directors and its Committees--Compensation of Directors."

  In March 2001, the Board adopted the Incentive Compensation Plan for Certain Senior Executives (the "Incentive Plan"), in which executive officers and certain other senior officers will participate commencing in 2001 instead of the ICP. The terms of the Incentive Plan are substantially the same as the ICP, with the exception that the Incentive Plan also includes provisions that, if approved by stockholders at the Annual Meeting, are designed to ensure the deductibility of certain performance-based compensation payable under the plan pursuant to the treasury regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). These provisions are described under the section below entitled "Proposal 4-- Approval of Certain Material Terms Relating to the Incentive Compensation Plan for Certain Senior Executives."

Long-Term Incentive Plan

  The Long-Term Incentive Plan for Senior Executives (the "LTIP") has operated during successive three-year periods, or performance cycles, with the last performance cycle under the LTIP having commenced on January 1, 2000. At the beginning of each performance cycle, each participant has been awarded a number of "equity rights" determined by dividing his or her target cash award by 100. The target award is based on a percentage of salary with the range of target awards for executive officers being from 70% to 350%. If corporate performance objectives established by the Compensation Committee are achieved during the performance cycle, each of the equity rights is worth $100, or the value may be adjusted up (to a maximum of $300 per equity right) or down depending on whether the goals have been exceeded or have not been met. In 2000, the LTIP was amended to provide that effective as of January 1, 2001, all awards under the plan, including under prior performance cycles, would vest in full, rather than in three annual installments, at the end of each performance cycle.

  Cash payments equal to the value of the equity rights are paid during the first quarter of the year immediately following the end of each performance cycle. In the event of a participant's death, retirement or disability, equity rights for any partially completed performance cycle generally become vested based on the elapsed portion of such performance cycle. Participants who terminate employment, other than by retirement, disability or death, forfeit all non-vested equity rights.

  Under the LTIP, participants are required to use a portion of their cash awards (50% for executive officers) to purchase Common Stock. Upon such purchase, the Company will grant the participant a partial matching stock grant subject to the same restrictions that apply to the matching shares of Common Stock granted under the ICP and Incentive Plan as described in the preceding section entitled "--Annual Incentive Compensation Plans." For executive officers, the match will equal 50% of the shares purchased through 2002. Thereafter, the match will equal 25% of the shares purchased. Under the LTIP, participants may elect to defer a portion of their cash awards. A portion of the amount deferred is allocated as DSUs (entitling the executive to restricted DSUs) in the same manner, and to the same extent, as with respect to deferred cash awards under the ICP and Incentive Plan as described in the preceding section.

  The following table presents the number of equity rights granted to the Named Executive Officers during 2000 for the three-year performance cycles indicated.

                        Long-Term Incentive Plan Table

                                                       Estimated Future Payouts
                               Number of   Performance ------------------------
             Name            Equity Rights   Period      Target      Maximum
             ----            ------------- ----------- ----------- ------------
   S.L. Brown...............    35,000      00-01-02   $ 3,500,000 $ 10,500,000
   D.F. D'Alessandro........    35,000      00-01-02     3,500,000   10,500,000
   K.M. Graveline...........    10,000      00-01-02     1,000,000    3,000,000
   W.A. Budd*...............     6,670      98-99-00       667,000    2,001,000
                                10,000      99-00-01     1,000,000    3,000,000
                                12,500      00-01-02     1,250,000    3,750,000
   T.E. Moloney.............    14,250      00-01-02     1,425,000    4,275,000

--------
* In connection with his becoming an executive officer in May 2000, 2,500 of the equity rights awarded to Mr. Budd for the cycle to end December 31, 2002 will have a minimum payout of $250,000. In addition, Mr. Budd's participation in each of the performance cycles indicated is based on his starting salary and retroactive to January 1, 1999.

Employment and Retirement Arrangements

  Employment Continuation Agreements. The Company has entered into agreements with certain of its executive officers, including Messrs. Budd, D'Alessandro and Moloney and Ms. Graveline, that provide for each executive's continued employment with the Company for a period of three years following the occurrence of a change of control (as defined) of the Company. Under these agreements, each eligible executive's terms and conditions of employment, including rate of base salary, annual bonus opportunity and title, position, duties and responsibilities, are not to be modified in a manner adverse to the executive following the change of control. If an eligible executive's employment is terminated by the Company within three years of a change of control without cause (as defined), or is terminated by the executive for good reason (as defined), the Company will provide the executive with certain benefits, including, among other things, severance in an amount equal to three times the sum of the executive's annual base salary and target annual bonus amount. Additionally, if such a termination of employment occurs on or before December 31, 2003, the severance amount will also include three times the long-term incentive award granted to the executive with respect to the most recent performance period commencing prior to the change of control. The severance amounts will also be payable if an executive's employment is terminated without cause (as defined) after the occurrence of certain specified events that are a prelude to a change of control, such as the commencement of a tender offer or a proxy contest or the signing of a merger agreement, and a change of control occurs within two years thereafter.

  The agreements also provide that an executive who receives severance benefits will also receive various benefits and payments otherwise earned by or owing to the executive for prior service. Such an executive will receive a pro-rated target bonus for the then current year, and pro-rated long-term incentive amounts in respect of performance periods then in effect. Except as noted below, each such executive's retirement benefits will be calculated based on the service (but not the age) the executive would have attained or completed had the executive continued in the employ of the Company until the earlier of (1) the date the executive attains age 65 or (2) the third anniversary of termination. In the event the executive becomes entitled to receive severance benefits under the agreement or if the executive's employment terminates more than three years after a change of control, but under circumstances under which the executive would have been entitled to severance were the agreement then still in effect. Mr. D'Alessandro will be deemed to have worked until the earliest age at which he could retire and immediately commence receipt of his retirement benefits without actuarial reduction for early commencement. The Company will also make additional payments to any eligible executive who incurs any excise taxes in respect of the benefits and other payments provided under the agreement or otherwise on account of the change of control. The payments will be in an amount such that, after taking into account all applicable Federal, state and local taxes, the executive is able to retain an amount equal to the excise taxes that are imposed without regard to these additional payments.

  Retention Arrangements. In 1998, the Company established a special retention program for Mr. D'Alessandro to induce him to remain in the Company's employ for the five calendar years ending December 31, 2002. The retention award was initially valued at $2,000,000, or $400,000 per year of service during the retention period. This initial amount is adjusted based on results of John Hancock Life Insurance Company. The value of this account will be payable to Mr. D'Alessandro if he is still employed at the end of this five-year period. The value of the account will also be paid if Mr. D'Alessandro's employment terminates prior to December 31, 2002 due to his death or disability or in certain circumstances following a change of control.

  Effective beginning in 1998, the Company established a special retention program for Ms. Graveline to induce her to remain in the Company's employ for the five calendar years ending December 31, 2002. The retention award initially called for a payment of $250,000 on March 31 of each year from 1998 through 2002. In March 1999, the payments for 1999 through 2002 were replaced with a $1,000,000 award under the Long-Term Incentive Plan. If Ms. Graveline voluntarily terminates her employment, or if the Company terminates her employment for cause, prior to December 31, 2002 she will forfeit the special Long-Term Incentive Plan award and be obligated to repay the cash amount paid in 1998.

  Retirement Arrangements. On February 1, 2001, the Company entered into an agreement with Mr. Brown that provides that he will retire from his position as Chairman and his other positions with the Company and its subsidiaries on May 14, 2001. The Company will continue to pay Mr. Brown's salary and provide him with his regular employee benefits through May 31, 2001. Under the agreement, the Company paid to Mr. Brown on February 5, 2001 a cash bonus of $1,960,000 under the ICP, based on the Company's performance in the year 2000. In addition, Mr. Brown will receive cash payments to which he is or would be entitled if he continued employment for all of 2001 and 2002 under the LTIP. Mr. Brown will also receive in 2002 a cash bonus in an amount equal to his "pool" amount for the year 2001 under the ICP. In addition, at the same time that Mr. Brown receives such ICP bonus in 2002, the Company will pay to Mr. Brown an additional ICP-equivalent cash bonus of $1,000,000. Mr. Brown may defer all or part of the ICP-equivalent cash bonus for a period of up to three years from the date of his agreement under the Company's Deferred Compensation Plan for Executives. All of Mr. Brown's ICP, ICP-equivalent and LTIP awards described above will entitle him under the terms of the ICP and LTIP to receive partial matching restricted stock grants (or restricted deferred stock units with respect to deferred compensation) under the 1999 Long-Term Stock Incentive Plan with respect to shares of Common Stock (or deferred stock units, if applicable) he is required or elects to purchase. On February 5, 2001, pursuant to the agreement, the Company granted Mr. Brown a five-year option to purchase 1,000,000 shares of the Common Stock under the 1999 Long-Term Stock Incentive Plan at an exercise price of $35.53 per share. These stock options will become fully exercisable upon Mr. Brown's retirement from the Company on May 14, 2001. Effective June 1, 2001, Mr. Brown will begin receiving retirement benefits under the terms of both the qualified John Hancock Financial Services, Inc. Pension Plan and the Non-Qualified Pension Plan for Home Office and Field Employees. The agreement provides that commencing on May 15, 2001, Mr. Brown will participate in all health and other benefit plans and arrangements, in addition to retirement benefits, as are generally available to retired members of the John Hancock Life Insurance Company Policy Committee, except the John Hancock Financial Services, Inc. Senior Officers Severance Pay Plan. Commencing on May 15, 2001, the Company will engage Mr. Brown to provide consulting services to the Company providing counsel and assistance to the Chief Executive Officer and the Policy Committee of John Hancock Life Insurance Company as may be requested from time to time. Mr. Brown has agreed to provide up to 200 hours per year in services under this consulting agreement for two years for which he will be paid $200,000 per year.

Stock Ownership and Loan Program

  The Company has adopted a mandatory stock ownership program for members of the Policy Committee of John Hancock Life Insurance Company. Each of the Named Executive Officers is a member of the Policy Committee. Pursuant to this stock ownership program, by March 2005, each such person is required to own Common Stock in an amount equal to three times base salary.

  The Company has implemented a loan program whereby the Company makes loans available to members of the Policy Committee of John Hancock Life Insurance Company, to facilitate their purchase of Common Stock pursuant to the stock ownership program. The maximum amount a member of the Policy Committee is entitled to borrow under the loan program is two times his or her base salary. The principal amount of such loans, plus any accrued but unpaid interest is required to be repaid prior to the earlier of (i) the 180th day after the termination of employment or death of such Policy Committee member or (ii) the fifth anniversary of the first date any Policy Committee member was eligible to purchase Common Stock. Interest on the principal amount of such loans is equal to the London Interbank Offer Rate plus 1.25%, reset every 30 days. As of February 28, 2001, the following executive officers had total indebtedness outstanding under the stock ownership loan program as follows: Mr.
D'Alessandro: $1,355,008; Ms. Graveline: $171,255; and Mr. Moloney; $406,462.
The largest amounts of total indebtedness outstanding under this program owed by these individuals since January 1, 2000 was as follows: Mr. D'Alessandro:
$2,120,988; Ms. Graveline: $500,000; and Mr. Moloney: $948,552.

Pension Plan Table

  The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age based on the final pay formula contained in the Company's Pension Plan, a qualified defined-benefit plan. The benefits also include any pension amounts provided under the Company's Non-Qualified Pension Plan due to benefit limitations imposed by ERISA.

                                                 Years of Plan Participation
Final Average            ----------------------------------------------------------------------------
Compensation                 15         20         25         30         35         40         45
-------------            ---------- ---------- ---------- ---------- ---------- ---------- ----------
$  500,000.............. $  132,941 $  177,255 $  221,568 $  265,882 $  279,176 $  292,471 $  305,765
   750,000..............    200,441    267,255    334,068    400,882    420,926    440,971    461,015
 1,000,000..............    267,941    357,255    446,568    535,882    562,676    589,471    616,265
 1,250,000..............    335,441    447,255    559,068    670,882    704,426    737,971    771,515
 1,500,000..............    402,941    537,255    671,568    805,882    846,176    886,471    926,765
 1,750,000..............    470,441    627,255    784,068    940,882    987,926  1,034,971  1,082,015
 2,000,000..............    537,941    717,255    896,568  1,075,882  1,129,676  1,183,471  1,237,265
 2,250,000..............    605,441    807,255  1,009,068  1,210,882  1,271,426  1,331,971  1,392,515
 2,500,000..............    672,941    897,255  1,121,568  1,345,882  1,413,176  1,480,471  1,547,765
 2,750,000..............    740,441    987,255  1,234,068  1,480,882  1,554,926  1,628,971  1,703,015
 3,000,000..............    807,941  1,077,255  1,346,568  1,615,882  1,696,676  1,777,471  1,858,265
 3,250,000..............    875,441  1,167,255  1,459,068  1,750,882  1,838,426  1,925,971  2,013,515
 3,500,000..............    942,941  1,257,255  1,571,568  1,885,882  1,980,176  2,074,471  2,168,765
 3,750,000..............  1,010,441  1,347,255  1,684,069  2,020,883  2,121,927  2,222,971  2,324,015

  The benefits shown in the above table are payable in the form of a straight life annuity. Benefits payable under the Pension Plan are not subject to offset for Social Security benefits. Compensation taken into account under the Pension Plan is the average monthly compensation paid to a participant during the consecutive 36-month period over the most recent 120-month period that produces the highest average compensation. For this purpose, compensation includes the total of base salary and bonus. At February 28, 2001, the following individuals had approximately the number of years credited service indicated: Mr. Brown, 42; Mr. D'Alessandro 16; Ms. Graveline, 5, Mr. Budd, 1, and Mr. Moloney, 35.

Performance Graph

  The following graph sets forth a comparison of total cumulative return for the Common Stock of the Company ("JHF"), a peer group identical to the companies that comprise from time to time the Morgan Stanley Dean Witter Life Insurance Index ("MSDW Peer Group"), adjusted to assume the reinvestment of dividends, and the Standard & Poor's 500 Index ("S&P 500") from January 27, 2000 (the effective date of the Company's initial public offering) to December 31, 2000. It assumes $100.00 invested in each of the Common Stock of the Company, the MSDW Peer Group and the S&P 500. As required by SEC rules, total return in each case assumes the reinvestment of dividends paid.

                             [Performance Graph]

                                                        January 27, December 31,
                                                           2000         2000
                                                        ----------- ------------
       JHF............................................    $100.00     $215.70
       MSDW Peer Group................................    $100.00     $161.38
       S&P 500........................................    $100.00     $ 95.40

  As of December 31, 2000, the MSDW Peer Group was comprised of the Company and the following other companies: AFLAC Incorporated; American General Corporation; Conseco, Inc.; Jefferson-Pilot Corporation; Lincoln National Corporation; MetLife, Inc.; Nationwide Financial Services, Inc.; Protective Life Corporation; Torchmark Corporation; Unitrin, Inc.; and UnumProvident Corporation. MetLife was added to the index on April 5, 2000, the effective date of its initial public offering. Hartford Life, Inc., ReliaStar Financial Corp. and AXA Financial Inc., each of which has ceased to be publicly-held, were deleted from the index on June 27, 2000, September 1, 2000 and September 22, 2000, respectively. Each company in the peer group was weighted according to its stock market capitalization as of January 27, 2000 or its date of initial inclusion in the Morgan Stanley Dean Witter Life Insurance Index.

Report of the Compensation Committee

  The Compensation Committee is responsible for formulating policies and recommending compensation plans covering senior officers and directors of the Company. The Committee determines the salaries and any supplemental employee compensation of the directors, executive officers and certain senior officers. The Committee also acts upon management's recommendations that require director action with respect to all employee pension and welfare benefit plans.

 Compensation Philosophy

  The Committee endorses a compensation philosophy designed to support the Company's transition to a stock company. Its overall objectives are:

  . to reinforce a strong performance orientation through variable incentives based on achieving business objectives,

  . to align management interests with those of stockholders through stock-based rewards and building ownership in the Company, and

  . to provide total compensation opportunities that are competitive with other insurance and financial service companies.

  The compensation strategy adopted by the Committee directed a shift in mix of reward elements to place more emphasis on variable, long-term, performance-based incentives while slowing the rate of base salary growth.

  Each year, the Committee conducts a review of the Company's executive compensation program. This review includes a comprehensive report prepared by an independent compensation consultant assessing the effectiveness of the Company's executive compensation program by comparing it to a group of peer companies. The peer companies used for this study are reviewed and approved by the Committee each year. The peer group is comprised of leading life insurance companies of similar size and business profile. In addition, a group of diversified financial services companies is also used as a market frame of reference to include companies that compete in the Company's other strategic businesses of asset management and annuities. Both groups in combination provide a representative sample of the Company's most direct competitors for executive talent.

  The key elements of the Company's executive compensation program consist of base salary, annual incentives and long-term incentives. As an executive's level of responsibility increases, a greater portion of total compensation is based on annual and long-term performance-based incentive compensation and less on salary and employee benefits, creating the potential for greater variability in the individual's compensation level from year to year. The mix, level and structure of performance-based incentive elements reflect market industry practices, as well as the executive's role and relative impact on business results consistent with the Company's pay for performance philosophy. A general description of each element, including the basis for the compensation awarded in 2000 to each of the two individuals who served as the Company's Chief Executive Officer during 2000, is presented in the following material.

 Base Salary

  The purpose of base salary is to attract and retain key executives who are critical to the Company's long-term success by providing a basic level of income that recognizes the market value of the position, as well as the individual's performance and experience. Average salaries are targeted to be in a range around the median of the peer companies. Consistent with the strategy to place less emphasis on base salary, individual salary adjustments in 2000 were limited to those senior executive officers with salaries significantly below the median salaries paid by the peer companies. For those individuals, salary adjustments were based on the following factors: the individual's personal contribution to business unit and corporate results, the individual's actual salary level relative to the median for comparable positions in the peer companies and the Company's overall salary budget for the year.

 Annual Incentive Compensation Plans

  Under the Company's annual Incentive Compensation Plans, the Company's senior officers are eligible for annual incentive awards based on corporate, business unit and individual performance during the prior year. Target levels expressed as a percentage of base salary are established for plan participants based on the individual's role, organization level and market competitive practices as determined by the Committee. Annual performance goals for the Company are established by the Committee at the beginning of each year. Generally, performance measures may include sales growth, net income goals and expense control as well as more qualitative measures such as new initiatives and improved financial reporting and forecasting.

  Actual performance versus these annual corporate and business goals that are reflected in the target levels provide the basis for payment. The final payments may be adjusted up or down at the discretion of the Committee based on the Committee's assessment of quality results, results relative to peer companies and other factors that the Committee deems relevant. Actual awards for participants may vary to reflect relative contribution and performance by individual participants, or for other reasons.

 Long-Term Incentives

  It is the expressed interest of the Committee to use stock awards under the Company's 1999 Long-Term Stock Incentive Plan to build significant ownership in the Company for senior executive officers, thereby promoting a close identity of interests between the Company's management and its stockholders over time. For a period of one-year following the completion of the Company's initial public offering on February 1, 2000, however, certain executive officers of the Company were prohibited by the Company's Plan of Reorganization from participating in this plan. Given this constraint in 2000, these executive officers, among others, continued to be eligible for awards of "equity rights" under the Company's Long-Term Incentive Plan, or LTIP.

  The LTIP has operated during successive three-year periods, or performance cycles, with the last cycle having commenced on January 1, 2000. At the beginning of each performance cycle each participant has been awarded a number of equity rights determined by dividing his or her target cash award by 100. The target award is based on a percentage of salary, with the range of target awards for executive officers ranging from 70% to 350%. If corporate performance objectives established by the Committee are achieved during the performance cycle, each of the equity rights is worth $100, or the value may be adjusted up (to a maximum of $300 per equity right) or down depending on whether the goals have been exceeded or have not been met.

  Starting in February 2001, all executive officers became eligible for stock awards under the 1999 Long-Term Stock Incentive Plan. The primary grant form under this plan will be stock options, both incentive and non-qualified. Stock options typically are granted annually, with the size of grants varying based on various factors, including the executive's level of responsibility and past contributions to the Company, as well as the practices of peer companies. Consideration is also given to an individual's potential long-term value to the Company. The number of shares covered by grants generally reflects competitive industry practices. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Stock options generally will vest over a two-year period and have a maximum five-year exercise term.

  Restricted stock will also be granted on a highly selective basis to support retention. Each year, the Committee will determine the amount and terms of any restricted stock grants.

  The Committee believes long-term stock incentives are integral in motivating senior executives to achieve the Company's long-range goals and enhance stockholder value. The Committee intends to continue to emphasize this element of the compensation package.

 Stock Ownership and Loan Program

  The Committee has adopted a mandatory stock ownership program under which members of the Policy Committee of John Hancock Life Insurance Company, the Company's executive officers, are required by March 2005 to own Common Stock in an amount equal to three times base salary. In addition, other senior officers are encouraged to meet guidelines for stock ownership.

  In 2000, the Committee implemented a loan program whereby the Company made loans available to members of the Policy Committee to facilitate their purchase of Common Stock pursuant to the stock ownership program. The maximum amount a member of the Policy Committee was entitled to borrow under the loan program was two times base salary. The principal amount of such loans, plus any accrued but unpaid interest, is required to be repaid prior to the earlier of (i) the 180th day after termination of employment or death of such Policy Committee member or (ii) the fifth anniversary of the first date any Policy Committee member is eligible to purchase Common Stock. Interest on the principal amount of such loans is equal to the London Interbank Offer Rate plus 1.25%, reset every 30 days.

 Compensation of Messrs. Brown and D'Alessandro

  The compensation of the two most senior executive officers, Chairman Stephen
L. Brown and President and Chief Executive Officer, David. F. D'Alessandro, is determined by the Committee which meets annually without Messrs. Brown and D'Alessandro present to evaluate their performance and to determine their incentive awards subject, for fiscal years prior to 2001, to approval by the full Board of Directors.

  Mr. Brown was Chairman and Chief Executive Officer until May 31, 2000, at which time he continued serving as Chairman. In connection with his duties for these roles in 2000, Mr. Brown received an annual base salary of $1,000,000. Mr. Brown's target ICP award for 2000 was 100% of his base salary.

  Mr. D'Alessandro was President and Chief Operations Officer until May 31, 2000 and was promoted to President and Chief Executive Officer of the Company effective June 1, 2000. Mr. D'Alessandro's base salary was increased from $800,000 to $1,000,000 to recognize his promotion to Chief Executive Officer and to position his salary in line with competitive base salaries for chief executive officers of peer insurance companies. Mr. D'Alessandro's target ICP award was 100% of his base salary.

  In determining the 2000 annual incentive awards for Messrs. Brown and D'Alessandro, the Committee evaluated the overall performance of the Company and Messrs. Brown's and D'Alessandro's individual performance against the goals established by the Committee. During 2000, the Company and these individuals met or exceeded several important objectives established by the Committee, including:

  .  The Company successfully converted to a publicly-traded stock company.

  . Earnings per share growth was the highest of the peer companies tracked by the Committee and return on equity exceeded goals.

  .  Sales growth exceeded sector targets.

  .  Operating expenses were reduced below target expense levels.

  . Total stockholder return for 2000 from the Company's initial public offering on January 27, 2000 was ranked among the highest of its peer companies.

  . Sector initiatives were developed and implemented that position these sectors for sustained growth and profitability.

In view of these accomplishments, the Committee recommended annual incentive awards for Messrs. Brown and D'Alessandro for 2000 of $1,960,000 each.

  Messrs. Brown and D'Alessandro are participants in the LTIP. Growth in earnings per share and return on equity were significantly above targeted levels during the three-year performance cycle ended December 31, 2000. Based on this performance under the plan, Messrs. Brown and D'Alessandro received long-term incentive payments of $1,495,200 and $1,013,148, respectively, relating to this cycle. Taking into account strong Company and individual performance, in 2000 Messrs. Brown and D'Alessandro were each granted 35,000 equity rights for the three-year performance cycle ending December 31, 2002.

 Deductibility of Executive Compensation under the Internal Revenue Code

  Section 162(m) of the Internal Revenue Code disallows a tax deduction to certain public companies for compensation over $1 million paid to the Company's Chief Executive Officer and its four other most highly compensated executive officers, subject to a number of exceptions. Qualifying performance-based compensation will not be subject to the Section 162(m) deduction limit if certain requirements are met. Both the 1999 Long-Term Stock Incentive Plan and the Incentive Plan, all or portions of which stockholders are being asked to consider and approve at the Annual Meeting, are intended to comply generally with such requirements. There may be, however, applications of the 1999 Long-Term Stock Incentive Plan, the LTIP or the Incentive Plan that do not satisfy such requirements. In these cases, the Committee will continue to monitor the requirements of the Internal Revenue Code and any applicable treasury regulations to determine what actions, if any, should be taken to minimize compensation that would be non-deductible under Section 162(m) while retaining flexibility to administer the Plans consistent with the Company's compensation philosophy.

  This report was submitted by the Compensation Committee, which consists of the following non-employee directors:

     Samuel W. Bodman, Chairman                     Michael C. Hawley
     Kathleen Foley Feldstein                       Richard F. Syron

                      PROPOSAL 2--APPROVAL OF AMENDED AND
                 RESTATED 1999 LONG-TERM STOCK INCENTIVE PLAN

  In March 2001, the Board adopted an amended and restated 1999 Long-Term Stock Incentive Plan (as amended, the "Long-Term Stock Incentive Plan"), for submission to stockholders for their approval at the Annual Meeting. Among the amendments reflected in the Long-Term Stock Incentive Plan approved by the Board is an increase in the aggregate number of shares of Common Stock authorized for issuance under the plan from 15,741,403 to 40,741,403 shares. Also, the Long-Term Stock Incentive Plan has been amended to increase the maximum number of shares that may be granted as stock awards and the maximum number of shares that may be awarded over the period that the plan is in effect to any participant from 3,148,281 to 8,148,281 shares, and the maximum number of shares that may be granted as incentive stock options has been increased from 12,593,122 to 32,593,122 shares. Other non-material modifications to the plan are reflected in the summary description of the plan set forth below.

  As of February 28, 2001, awards covering an aggregate of 14,219,566 shares of Common Stock (excluding awards which have been canceled or otherwise expired and shares previously subject to outstanding awards which have been reacquired by the Company) had been granted under the Long-Term Stock Incentive Plan, and 1,521,837 shares of Common Stock remained available for future grant under the Long-Term Stock Incentive Plan before giving effect to the amendment and restatement of the plan. As of February 28, 2001, under the Long-Term Stock Incentive Plan, (i) the current executive officers of the Company as a group had received options exercisable in the aggregate for 4,019,660 shares of Common Stock, (ii) the Named Executive Officers had individually received options exercisable for the following number of shares of Common Stock: Mr. Brown, 1,000,000; Mr. D'Alessandro 1,300,000; Ms. Graveline, 450,000; Mr. Budd, 275,000, and Mr. Moloney, 450,000; and (iii) employees of the Company and its subsidiaries, including all current officers who are not executive officers of the Company, as a group had received options exercisable in the aggregate for 9,665,985 shares of Common Stock.

  The purposes of the Long-Term Stock Incentive Plan are:

  .to encourage and create significant ownership of Common Stock at all levels of the Company,

  . to provide meaningful incentives to participants in the Long-Term Stock Incentive Plan, to make substantial contributions to the Company's long-term business growth,

  . to enhance the Company's ability to attract and retain key individuals as employees and agents who will make such contributions, and

  . to closely align the interests of these individuals with those of the stockholders by providing opportunities to build significant stock ownership and linking a significant portion of their total compensation to future stock value appreciation.

  The Board believes that it is in the best interests of the Company and its stockholders to approve the Long-Term Stock Incentive Plan as amended and restated, and in particular, the increase to the maximum number of shares reserved for issuance under the Long-Term Stock Incentive Plan. The increased number of shares will enable the Company to provide broader opportunities for stock ownership. Also, increasing the number of shares will permit the Company to continue to increase the emphasis in its compensation programs on competitive, long-term, incentive stock awards and stock option grants, rather than base salary, the long-term incentive cash program that the Company is phasing out, and other cash compensation.

  The Company faces competition from numerous companies for qualified employees, general agents, and insurance agents and brokers. Providing these individuals throughout the organization with equity incentives will strengthen the affiliation of these persons with the Company and enhance longer-term commitments. The Board believes that offering equity incentives competitive with the Company's peer companies on a regular basis, such as annual stock option grants, is an important factor in attracting and retaining such persons and is critical to the success of the Company.

  The Company is requesting stockholder approval of the Long-Term Stock Incentive Plan so that any options designated as incentive stock options will continue to qualify as such pursuant to Section 422 of the Internal Revenue Code, to satisfy the stockholder approval requirements of the New York Stock Exchange and to ensure the deductibility of any compensation attributable to options granted under the Long-Term Stock Incentive Plan pursuant to the provisions of Section 162(m) of the Internal Revenue Code and the regulations thereunder.

  The Board recommends that stockholders vote "for" approval of the Long-Term Stock Incentive Plan.

 Summary of the Long-Term Stock Incentive Plan


  The Long-Term Stock Incentive Plan is administered by the Compensation Committee of the Board. The employees, general agents, and certain insurance agents and brokers of the Company and selected affiliates of the Company are eligible to receive awards under the Long-Term Stock Incentive Plan as determined by the Compensation Committee. The approximate number of individuals in each such class of eligible participants is as follows: employees, 5,815, certain specified general agents, 92, and certain specified insurance agents and brokers, 1,877.

  Awards under the plan may consist of incentive stock options, non-qualified stock options, or stock awards. Incentive stock options granted under the Long-Term Stock Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, and may only be granted to employees of the Company or selected affiliates. Non-qualified stock options and stock awards may be granted to any eligible participant under the Long-Term Stock Incentive Plan.

  Subject to stockholder approval, a maximum of 40,741,403 shares of Common Stock may be issued under the Long-Term Stock Incentive Plan. Shares of Common Stock underlying any award that are forfeited, cancelled, reacquired, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise), shall be added back to the shares of Common Stock available for issuance under the Long-Term Stock Incentive Plan. The maximum number of shares that may be granted over the period that the Long-Term Stock Incentive Plan is in effect as stock awards shall be 8,148,281, the maximum number of shares that may be granted as incentive stock options shall be 32,593,122, and the maximum number of shares that may be awarded over the period that the Long-Term Stock Incentive Plan is in effect to any participant shall be 8,148,281. If there is a stock split, stock dividend, recapitalization or other relevant change affecting the outstanding shares of Common Stock, appropriate adjustments will be made in the number and kind of shares available for issuance under the Long-Term Stock Incentive Plan, and the number and kind of shares as to which outstanding awards shall be exercisable, and the option, base or purchase price per share for any outstanding awards.

  Each stock option granted under the Long-Term Stock Incentive Plan is evidenced by a written agreement or other documentation that specifies the number of shares of Common Stock subject to the stock option and the other terms and conditions of the stock option, consistent with the requirements of the Long-Term Stock Incentive Plan. The exercise price per share must equal at least the fair market value of a share of Common Stock on the date of grant of the stock option; provided that the exercise price of an incentive stock option granted to a participant who at the time of grant owns (or is deemed to own) at least 10% of the total combined voting power of all classes of the Company's (including its affiliates) stock must equal at least 110% of the fair market value of a share of Common Stock on the date of grant. For any date, fair market value means the mean of the reported high and low sale prices of the shares of Common Stock on the principal exchange on which the Common Stock is traded on such date, or if no Common Stock is traded on such date, on the most recent date on which Common Stock was traded, as reflected on such principal exchange. The mean of the reported high and low sale prices of the shares of Common Stock on the New York Stock Exchange was $36.36 on March 20, 2001. Additionally, an incentive stock option must expire within 10 years from its date of grant; provided that an incentive stock option granted to a participant who at the time of grant owns (or is deemed to own) at least 10% of the total combined voting power of all classes of the Company's (including its affiliates) stock must expire within five years from its date of grant. The Compensation Committee will specify when stock options granted under the Long-Term Stock Incentive Plan become exercisable and other restrictions.

  Generally, the exercise price may be paid in cash or such other forms as the Compensation Committee may approve, including shares of Common Stock valued at their fair market value on the date of exercise, or pursuant to an arrangement with a broker in which proceeds of a sale or loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option are assigned to the Company.

  Stock awards entitle the recipient to receive a specified number of shares of Common Stock, a cash-equivalent payment or a combination of both and may or may not be subject to forfeitability contingencies based on continued employment or on meeting performance criteria or both.

  Awards under the Long-Term Stock Incentive Plan are generally not transferable by the participant other than by will or by the laws of descent and distribution and are exercisable during the participant's lifetime only by the participant, except as specifically permitted by the Compensation Committee in its sole discretion.

  In the event of a change in control, the Compensation Committee may provide for the acceleration of any time period relating to the exercise or realization of an award, provide for the purchase of the award upon the participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the award had the award been currently exercisable or payable, adjust the terms of the award, cause the award to be assumed, or new rights substituted therefor, by another entity, or make such other provisions as the Compensation Committee may consider to be equitable and in the Company's best interests.

  The Compensation Committee may amend the Long-Term Stock Incentive Plan, except that no amendment without the approval of the Company's stockholders shall be made that would increase the number of shares available for issuance under the Long-Term Stock Incentive Plan or cause the Long-Term Stock Incentive Plan not to comply with Rule 16b-3 of the Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code. The Long-Term Stock Incentive Plan, as amended and restated, shall be effective as of the date that the amendment and restatement of the Long-Term Stock Incentive Plan is approved by the stockholders. No awards may be made under the Long-Term Stock Incentive Plan after 10 years from the date of such approval or earlier termination by the Board.

  In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of certain publicly-held corporations may be limited to the extent total compensation (including, but not limited to, base salary, annual bonus, stock option exercises, transfers of property and benefits paid under non-qualified plans) for certain executive officers exceeds $1,000,000 in any one year. However, pursuant to the Section 162(m) treasury regulations, this deduction limit does not apply to certain performance-based compensation. Stock options granted under the Long-Term Stock Incentive Plan will satisfy the performance-based compensation exception if the awards are granted by a committee of the Board consisting solely of two or more "outside directors," the Long-Term Stock Incentive Plan sets the maximum number of shares that can be granted to any person within a specified period, the Company's stockholders approve such grant limit, and the compensation is based solely on an increase in the fair market value of the Common Stock after the date of grant. The Long-Term Stock Incentive Plan has been designed to comply with these requirements by providing that the exercise price of stock options shall be the fair market value of the Common Stock and that the maximum number of shares that may be awarded to any participant shall be 8,148,281.

 Certain Federal Tax Consequences

  The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Long-Term Stock Incentive Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

  A participant recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code. However, upon the exercise of an incentive stock option, the difference between the fair market value of the Common Stock on that date and the purchase price will be treated as an adjustment in computing the participant's alternative minimum taxable income for the taxable year in which the exercise occurred and may subject the participant to an alternative minimum tax liability if such tax liability exceeds the participant's regular tax liability for such year. If a participant incurs an alternative minimum tax liability as a result of the exercise of an incentive stock option, special rules, not discussed herein, apply with respect to subsequent sales of the shares within the same calendar year, basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and tax credits which may arise in subsequent tax years.

  Participants who dispose of their shares after two years following the date the option was granted and one year following the exercise of the option, whichever occurs later, will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sales price and the purchase price of the shares. If a participant disposes of such shares within two years after the date of grant or within one year from the date of exercise, the participant will recognize ordinary income equal to the lesser of: (a) the excess of the Common Stock's fair market value on the date of exercise over the purchase price, or (b) the participant's actual gain on the sale. Any additional gain (or loss) will be treated as a capital gain (or loss), which will be long- or short- term depending on how long the participant holds the shares.

  A participant generally recognizes no taxable income as the result of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant normally recognizes ordinary income in an amount equal to the difference between the purchase price and the fair market value of the Common Stock on the exercise date. If the participant is an employee, the Company is generally required to withhold on any such ordinary income for purposes of income and employment taxes. Upon the subsequent sale of the shares, any gain (or loss) will be a long- or short-term capital gain (or loss), depending on how long the participant holds the shares.

  A participant who has been granted a Common Stock award subject to forfeitability contingencies will generally recognize ordinary income at the time such contingencies lapse, equal to the fair market value of the Common Stock at that time, less any amount paid for such Common Stock award, unless the participant makes an election under Section 83(b) of the Internal Revenue Code, in which case, the participant would recognize ordinary income equal to the the fair market value of the Common Stock on the date of grant, less any amount paid for such Common Stock award. If, however, a participant has been granted a Common Stock award without forfeitability contingencies, the participant will generally recognize ordinary income at the time of grant equal to the fair market value of the Common Stock on such date, less any amount paid for such award. Upon the subsequent sale of the shares, any gain (or loss) will be a long- or short-term capital gain (or loss), depending on how long the participant holds the shares.

  Generally, the Company will be able to deduct for federal income tax purposes any ordinary income recognized by the participant, except to the extent that the deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder.

                PROPOSAL 3--APPROVAL OF NON-EMPLOYEE DIRECTORS'
                        LONG-TERM STOCK INCENTIVE PLAN

  In March 2001, the Board adopted the Non-Employee Directors' Long-Term Stock Incentive Plan (the "Directors' Plan"), effective on the date of and subject to stockholder approval at the Annual Meeting. Accordingly, no awards have been granted under the Directors' Plan. There are currently twelve directors who will be eligible to participate in the Directors' Plan. If the Directors' Plan is approved, each of these directors serving as a non-employee director of the Company will receive a stock option to purchase 15,000 shares of Common Stock on the date of the Annual Meeting.

  The Board believes that ownership of Common Stock by directors supports the maximization of long-term stockholder value by aligning the interests of directors with those of the stockholders. The Directors' Plan is designed to facilitate the ownership of Common Stock by outside directors by providing for the grant of stock options and stock awards to non-employee directors, by permitting non-employee directors to elect to have the cash portion of their annual retainer applied to purchase shares of Common Stock on the open market or deferred stock units pursuant to the Deferred Compensation Plan for Directors, and by granting certain partial matching awards if such elections are made.

  The Board believes that it is in the best interests of the Company and its stockholders to approve the adoption of the Directors' Plan. The Company is requesting stockholder approval of the Directors' Plan to satisfy the stockholder approval requirements of the New York Stock Exchange.

  The Board recommends that stockholders vote "for" approval of the Directors' Plan.

 Summary of the Directors' Plan

  The purpose of the Directors' Plan is to encourage and create significant ownership of Common Stock among the non-employee members of the Board, to provide meaningful incentives to outside directors to make substantial contributions to the Company's long-term business growth, and to closely align the interests of the outside directors with those of the stockholders by providing opportunities to build significant longer term stock ownership.

  The outside directors of the Company who have never been an employee of the Company or the John Hancock Life Insurance Company are eligible to receive awards under the Directors' Plan. Such awards may consist of stock options or stock awards. The Directors' Plan will be administered by the Compensation Committee of the Board.

  Subject to stockholder approval, a maximum of 1,000,000 shares of Common Stock may be issued under the Directors' Plan. Shares of Common Stock underlying any award which are forfeited, cancelled, reacquired, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise), shall be added back to the shares of Common Stock available for issuance under the Directors' Plan. If there is a stock split, stock dividend, recapitalization or other relevant change affecting the outstanding shares of Common Stock, appropriate adjustments will be made in the number and kind of shares available for award under the Directors' Plan, the number and kind of shares as to which outstanding awards shall be exercisable, and the option, base or purchase price per share for any outstanding award. Any shares issued by the Company through the assumption or substitution of outstanding grants or grant commitments from an acquired entity shall not reduce the shares of Common Stock available for issuance under the Directors' Plan.

  Commencing in July 1, 2001, 50% of the annual retainer paid to eligible directors shall be in the form of stock awards which shall not be subject to any restrictions. The number of shares of Common Stock subject to such stock awards shall be based on the fair market value of the Common Stock as of the first day of each quarter. Each eligible director may elect to have the cash portion of their annual retainer applied to purchase shares of Common Stock on the open market. In lieu of cash, eligible directors may elect to defer receipt of the cash portion of their annual retainer pursuant to the Deferred Compensation Plan for Directors. If an eligible director has made both elections, a corresponding portion of the deferred amount shall be allocated in the form of deferred stock units, or DSUs, under such plan. If an eligible director elects to purchase Common Stock in lieu of receiving cash, the Company will grant a partial matching award which shall be either a stock award under the Directors' Plan (in the event shares are purchased) or an allocation of DSUs under the Deferred Compensation Plan (in the event the cash portion of the annual retainer is deferred) equal to 25% of the number of shares purchased or DSUs allocated pursuant to such election; provided that the Company match will be 50% for the first eight quarterly payments commencing after stockholder approval of the Directors' Plan. This matching award shall be forfeitable if: (a) the eligible director's service terminates within three years of the grant of the matching award, unless such termination is due to death, disability, "early retirement" (completing ten years of service as a director with the Company or John Hancock Life Insurance Company on or after becoming 60 years old) or "mandatory retirement" (as established by the Board), or (b) the eligible director sells any of the shares purchased or transfers any of the DSUs received pursuant to their election within three years of such purchase or deferral, unless the eligible director has reached the age of mandatory retirement. DSUs are obligations of the Company to pay deferred compensation in the future with a return on the amount of compensation deferred equal to the return that would occur if the deferred amount were used to purchase shares of the Company's Common Stock, including the reinvestment of cash dividends when paid into shares of Common Stock. DSUs are not convertible into another security of the Company and cannot be settled in or surrendered for shares of stock.

  Additionally, subject to stockholder approval of the Directors' Plan, each of the non-employee directors of the Company will be granted an option to purchase 15,000 shares of Common Stock on the date of the Annual Meeting and will receive annual stock option grants to purchase 5,000 shares of Common Stock on the date of each annual stockholders' meeting, commencing in 2002; provided that the Company will grant each newly eligible director a stock option to purchase 15,000 shares of Common Stock upon their election to the Board and such person will not be eligible for an annual grant during the same calendar year.

  Each stock option granted under the Directors' Plan shall be a non-qualified stock option and shall be evidenced by a written agreement or other documentation which specifies the number of shares of Common Stock subject to the stock option and the other terms and conditions of the stock option, consistent with the requirements of the Directors' Plan. The exercise price per share will equal the fair market value of a share of Common Stock on the date of grant of the stock option. For any date, fair market value means the mean of the reported high and low sale prices of the shares of Common Stock on the principal exchange on which the Common Stock is traded on such date, or if no Common Stock is traded on such date, on the most recent date on which Common Stock was traded, as reflected on such principal exchange. The mean of the reported high and low sale prices of the shares of Common Stock on the New York Stock Exchange was $36.36 on March 20, 2001. Additionally, each stock option shall have a term of five years and shall be exercisable immediately; provided that, if an eligible director terminates their service relationship with the Company prior to early retirement or mandatory retirement, then any unexercised stock option shall expire at the earlier of one year from the date of termination or the end of the original term of the stock option.

  Generally, the exercise price may be paid in cash or such other forms as the Compensation Committee may approve, including shares of Common Stock valued at their fair market value on the date of exercise, or pursuant to an arrangement with a broker in which proceeds of a sale or loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option are assigned to the Company.

  Awards under the Directors' Plan are generally not transferable by the director other than by will or by the laws of descent and distribution and are exercisable during the director's lifetime only by the director, except as specifically permitted by the Compensation Committee in its sole discretion.

  In the event of a change in control, the restrictions on all matching awards of restricted Common Stock or restricted DSUs shall cease to apply and the Compensation Committee may provide for the acceleration of any time period relating to the exercise or realization of an award, provide for the purchase of the award upon the director's request for an amount of cash or other property that could have been received upon the exercise or realization of the award had the award been currently exercisable or payable, adjust the terms of the award, cause the award to be assumed, or new rights substituted therefor, by another entity, or make such other provisions as the Compensation Committee may consider to be equitable and in the Company's best interests.

  The Board may amend the Directors' Plan at any time as it deems necessary or appropriate to better achieve the purposes of the Directors' Plan, including without limitation increasing initial and annual grant amounts, except that no amendment without the approval of the Company's stockholders shall be made that would increase the total number of shares available for issuance under the Directors' Plan or cause the Directors' Plan not to comply with Rule 16b-3 of the Exchange Act of 1934, as amended.

 Certain Federal Tax Consequences

  The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Directors' Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

  A director generally recognizes no taxable income as the result of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the director normally recognizes ordinary income in an amount equal to the difference between the purchase price and the fair market value of the Common Stock on the exercise date. Upon the subsequent sale of the shares, any gain (or loss) will be long- or short-term capital gain, depending on how long the director holds the shares.

  A director who elects to use a portion of the annual retainer to purchase stock will recognize ordinary income at the time of such purchase equal to the total amount of the annual retainer used for such purchase. A director who receives a matching Common Stock grant that is subject to restrictions generally will not recognize taxable income at the time of grant; however, the director will recognize ordinary income, equal to the fair market value of such Common Stock at the time that such restrictions lapse, unless the director makes an election under Section 83(b) of the Internal Revenue Code, in which case, the director would recognize ordinary income equal the fair market value of the Common Stock on the date of grant. Upon the subsequent sale of the shares, any gain (or loss) will be a long- or short-term capital gain (or loss), depending on how long the participant holds the shares.

  A director who elects to defer a portion of the annual retainer and receive an allocation of deferred stock units will not recognize any taxable income at the time of such deferral. Further, a director who receives a matching grant of DSUs that is subject to restrictions will not recognize taxable income at the time of grant. At the time that the director receives payment pursuant to such DSUs or matching DSUs, the director will recognize ordinary income in an amount equal to the total amount of such payments.

  Generally, the Company will be able to deduct for federal income tax purposes the amount of ordinary income recognized by a director, except to the extent that the deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder.

                PROPOSAL 4--APPROVAL OF CERTAIN MATERIAL TERMS
   RELATING TO THE INCENTIVE COMPENSATION PLAN FOR CERTAIN SENIOR EXECUTIVES

  In March 2001, the Board adopted the Incentive Compensation Plan for Certain Senior Executives (the "Incentive Plan"). The Company is requesting stockholder approval of certain material terms of the Incentive Plan to ensure the deductibility of any compensation payable under the Incentive Plan pursuant to the provisions of Section 162(m) of the Internal Revenue Code and treasury regulations thereunder. Other terms of the Incentive Plan are described above in the section above entitled "Executive Compensation--Annual Incentive Compensation Plans."

  In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of certain publicly-held corporations may be limited to the extent total compensation (including, but not limited to, base salary, annual bonus, stock option exercises, transfers of property and benefits paid under non-qualified plans) paid to the Chief Executive Officer or the other four most highly compensated executive officers exceeds $1,000,000 in any one year. However, pursuant to the Section 162(m) treasury regulations, this deduction limit does not apply to certain performance-based compensation. Performance-based compensation includes payments made pursuant to an arrangement for which the stockholders have approved certain designated material terms and the arrangement otherwise complies with Section 162(m). For purposes of Section 162(m), these material terms of the Incentive Plan must apply to the Chief Executive Officer and the other four most highly compensated executive officers of the Company for any given year, although the Company may apply the same or similar performance criteria to other executives.

  The Compensation Committee of the Board has approved the following four material terms of the Incentive Plan as they relate to the Chief Executive Officer and the other four most highly compensated executive officers of the
Company:

    1. Class of Eligible Executives. Any officer of the Company or John Hancock Life Insurance Company selected by the Compensation Committee to participate in the Incentive Plan.

    2. Performance Criteria. Payments made pursuant to the Incentive Plan shall be based upon any one or more of the following criteria either individually, alternatively, or in any combination, applied either to the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to previous years' results and/or to a designated peer comparison group and shall be stated for the Chief Executive Officer and the other four most highly compensated executive officers in terms of an objective formula or standard established by the Compensation Committee within the first 90 days of the fiscal year as required by Section 162(m): (a) stockholder value added; (b) cash flow; (c) earnings per share; (d) earnings before interest, taxes, depreciation and amortization; (e) return on equity; (f) return on capital;
  (g) return on assets or net assets; (h) revenue growth; (i) income or net income; (j) cost control; (k) operating income or net operating income; (l) operating profit or net operating profit; (m) operating margin; (n) return on operating revenue; (o) market share; (p) statutory gain from operations; and (q) stock price.

    3. Maximum Payable to any Executive Each Year. The maximum annual award that may be granted to any eligible officer in a calendar year under the Incentive Plan shall be $3,000,000; provided that the maximum annual award that may be granted to the Chairman of the Board or the President and Chief Executive Officer of the Company in a calendar year shall be $5,000,000.

    4. Committee Certification of Performance Goal Achievement. Pursuant to the Section 162(m) treasury regulations and the Incentive Plan, at or after the end of each calendar year, the Compensation Committee is required to certify in writing whether the pre-established performance goals and objectives have been satisfied in such year with respect to the Chief Executive Officer and the other four most highly compensated executive officers of the Company. The actual payment to any eligible officer for such year shall then be determined by the Compensation Committee based upon the pre-established computation formula or methods. The actual awards may vary from the target awards and any employee may be denied an award for poor performance or otherwise. Amounts, if any, payable under the Incentive Plan are paid during the first quarter of the fiscal year immediately following the performance year.

  In addition, the Compensation Committee generally intends to take reasonable measures to avoid the loss of a Company tax deduction due to Section 162(m). However, the Compensation Committee may, in certain circumstances, approve payments outside of the Incentive Plan that do not meet the material terms of the Incentive Plan described above and may not be tax deductible.

  The Board recommends that stockholders vote "for" approval of the designated material terms relating to the Incentive Plan.

                             INDEPENDENT AUDITORS

Relationship with Independent Auditors

  Ernst & Young LLP has been selected by the Board to audit the consolidated financial statements of the Company for fiscal year 2001. This firm and its predecessors have been employed by the Company or John Hancock Life Insurance Company in that capacity continuously since 1954. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of the Company's 2000 consolidated financial statements.

Audit Fees

  The Company estimates that the aggregate fees billed by its independent auditors for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, were approximately $3,521,980.

Financial Information Systems Design and Implementation Fees

  The Company estimates that the aggregate fees billed by its independent auditors for the Company's most recent fiscal year for professional services rendered in connection with designing and implementing hardware and software systems were approximately $6,179,057. This included work on planning expense management, actuarial liability models and derivative projects. All of these fees were billed by the Ernst & Young LLP consulting group, which business Ernst & Young LLP has advised the Company was sold on May 27, 2000 to Cap Gemini, a French company.

All Other Fees

  The Company estimates that the other related fees billed by its independent auditors for the Company's most recent fiscal year for professional services totaled approximately $14,091,845. Approximately $7,695,451 was audit related for professional audit services provided for the statutory audit of John Hancock Life Insurance Company and the audits of separate accounts, the various subsidiaries of John Hancock Life Insurance Company, and of mutual funds, and other related audit work, including acquisitions and demutualization work. The balance of $6,396,494 in professional fees were for other services rendered by its independent auditors for the Company's most recent fiscal year. These fees included work performed by the independent auditors with respect to financial projections, actuarial and investment analysis process, management information reporting, tax consulting and other related compliance, consulting and analysis projects.

                          ANNUAL REPORT ON FORM 10-K

  Stockholders may obtain without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2000, by calling (800) 333-9231 or by writing to our transfer agent, Equiserve, P.O. Box 43015, Providence, Rhode Island 02940-3015.

                                 OTHER MATTERS

  The management is not aware that any matters other than those set forth herein will be presented for action at the Annual Meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto according to their best judgment in the interests of the Company.

                             STOCKHOLDER PROPOSALS

  In order for nominations of persons for election to the Board and stockholder proposals for the 2002 annual meeting of stockholder to be eligible for inclusion in the Company's proxy statement, they must be received by the Company at its principal office in Boston, Massachusetts, no later than December 3, 2001. In addition, all proposals for inclusion in the proxy statement must comply with all of the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934. No proposal may be presented at the 2002 annual meeting unless the Company receives notice of the proposal by no later than February 13, 2002. Your proposals should be addressed to: Secretary, John Hancock Financial Services, Inc., John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117-0111. All proposals must comply with certain requirements set forth in the Company's by-laws, a copy of which may be obtained from the Secretary of the Company.

            ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

  The Company is offering its stockholders the opportunity to consent to receive future proxy materials and annual reports electronically. Electronic delivery could save the Company a significant portion of the costs associated with printing and mailing its annual meeting materials, and the Company hopes that stockholders find this service convenient and useful. By providing the appropriate information when you vote by proxy via the Internet, you can consent to receive future proxy materials and/or annual reports electronically. If you consent and the Company elects to deliver future proxy materials and/or annual reports to you electronically, then the Company will send you a notice by electronic mail explaining how to access these materials but will not send you paper copies of these materials unless you request them. The Company may also choose to send one or more items to you in paper form despite your consent to receive them electronically. Your consent will be effective until you revoke it by terminating your registration at the website www.InvestorDelivery.com. In addition, if you consent to electronic delivery you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and annual report.

                           HOUSEHOLDING OF MATERIALS

  Pursuant to a notice sent by the Company to its eligible stockholders, the Company sent only one copy of this proxy statement and the Annual Report to those households in which multiple stockholders shared the same address unless the Company received instructions from a stockholder requesting that they receive separate copies of these materials. If you are a stockholder who shares the same address as other stockholders of the Company and would like to receive a separate copy of this proxy statement or the Annual Report or of future proxy statements, information statements and annual reports, please contact Investor Communications Services at (888) 603-5847, or by writing to Investor Communications Services, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you share the same address as multiple stockholders and you would like to the Company to send only one copy of future proxy statements, information statements and annual reports, please contact Investor Communications Services at the above address or phone number.

April 2, 2001

                                                                     APPENDIX A

                                    CHARTER

                   Audit Committee of the Board of Directors
                     John Hancock Financial Services, Inc.
                           (Adopted March 12, 2001)

Purpose

  The Audit Committee is appointed by the Board of Directors for the primary purposes of:

  . Assisting the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company's accounting policies and internal controls, financial reporting practices and legal and regulatory compliance, and

  . Maintaining, through regularly scheduled meetings, a line of communication between the Board of Directors and the Company's financial management, internal auditors and independent auditors.

Membership

  The Audit Committee shall consist of at least three such independent members of the Board of Directors as the Board shall from time to time determine, each of whom shall meet the independence requirements of the New York Stock Exchange. In addition, each member shall be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with their independent judgment as a member of the Committee. A director who was an employee within the last 5 years of the John Hancock may not serve as a member of the Audit Committee. All members of the Audit Committee shall be financially literate and at least one member will have an understanding of accounting or related financial management expertise as determined by the Board of Directors.

Statement of Policy

  The Audit Committee shall provide assistance to the directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, customers and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the Independent Auditors, the internal auditor and the financial management of the Company.

Responsibilities

  In carrying out these responsibilities, the Audit Committee will consider and undertake, as appropriate to:

  . Annually review and recommend to the Board the Independent Auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries. The Committee and the Board also have the shared responsibility to evaluate and, where appropriate, recommend the replacement of the Independent Auditor. The Independent Auditors are ultimately responsible to the Board of Directors and the Audit Committee.

  . Obtain confirmation and assurance as to the independence of the Independent Auditors, including ensuring that the Independent Auditors submit on a periodic basis (not less than annually) to the Audit Committee a formal written statement delineating all relationships between the Independent Auditors and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the Independent Auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of their independence.

  . Review the interim and annual financial statements with management and the Independent Auditors prior to the filing of the Company's Quarterly Reports (10-Q) and Annual Reports including 10-Ks and Shareholder Reports. Discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the Independent Auditors. The chair of the Committee may represent the entire Committee for the purpose of this review.

  . Discuss at least annually with the Independent Auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

  . Review and approve management's appointment, termination or replacement of the Vice President of internal audit.

  . Meet with the Independent Auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and the appropriateness of the Independent Auditor's compensation, and at the conclusion thereof review the findings of such audit, including any comments or recommendations of the Independent Auditors.

  . Meet with the Independent Auditors, the Company's internal auditor, the Controller and Chief Financial Officer to:

    . review the adequacy and effectiveness of the accounting and financial controls of the company,

    . elicit recommendations for the improvement of internal controls particularly in areas where new or more detailed controls or procedures are desirable, and

    . review the adequacy of internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

  . Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year including the risk assessment of the audits, and the coordination of such plans with the Independent Auditors.

  . Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

  . Review the financial statements contained in the annual report to shareholders with management and the Independent Auditors to determine that the Independent Auditors are satisfied with the disclosure and content of the financial statements and notes to be presented to the shareholders. Any changes in accounting principles should be reviewed.

  . Review with the financial management and the Independent Auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices; and their qualitative judgments about the appropriateness of accounting principles and financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates.

  . Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, and any material reports or inquiries received from regulators or governmental agencies.

  . The committee shall meet at least annually with the Company's Corporate
    Actuary to discuss reserve adequacy, cash flow testing and other appropriate risk assessments deemed appropriate by the Committee.

  . Provide sufficient opportunity for the internal auditor and Independent
    Auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the Independent Auditors' evaluation of the company's financial, accounting and auditing personnel, and the cooperation that the Independent Auditors receive during the course of audit. The internal auditors' meetings should include discussion of independence, management support and internal control assessments.

  . Approve all Audit Committee reports required to be included in annual regulatory filings.

  . Review and reassess annually the adequacy of the Audit Committee Charter and recommend any proposed changes to the Board of Directors.

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are presented fairly in all material respects and in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the Independent Auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                     JOHN HANCOCK FINANCIAL SERVICES, INC.
                      1999 LONG-TERM STOCK INCENTIVE PLAN

                 (As Amended and Restated as of May 14, 2001)


Section 1.  Purpose:
---------   -------

The John Hancock Financial Services 1999 Long-Term Stock Incentive Plan (the "Plan") has been adopted to encourage and create significant ownership of Common Stock. Additional purposes of the Plan include:

     . To provide meaningful incentive to Participants for making substantial contributions to the Company Group's long-term business growth;

     . To enhance the Company Group's ability to attract and retain key individuals who will make such contributions; and

     . To closely align the interests of these individuals with those of Company shareholders by providing opportunities to build significant longer term stock ownership.

Section 2.  Definitions:
---------   -----------

     .  Award means any Stock Option or Stock Award granted under the Plan.

     .  Board means the Company's Board of Directors.

     . Code means the Internal Revenue Code of 1986, as amended from time to time.

     . Committee means a committee of not less than two non-employee members of the Board, appointed by the Board to administer the Plan. The Committee shall be comprised of members who qualify to administer this Plan as contemplated by both (a) Rule 16b-3 under the 1934 Act or any successor rule and (b) Section 162(m) of the Code.

     .  Common Stock means the Common Stock of the Company.

     . Company means John Hancock Financial Services, Inc., a corporation established under the laws of the State of Delaware.

     . A Company Group means the Company and any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest as determined by the Committee.

     . Fair Market Value means, with respect to Common Stock, the fair market value of such property as determined by the Committee in good faith in such manner as shall be established by the Committee from time to time. Under no circumstances shall the Fair Market Value be less than the par value of the Common Stock. Any time that the Common Stock is traded on a public market, Fair Market Value means the mean of the reported high and low sale prices of the shares of Common Stock on the principal exchange on which the Stock is traded on such date, or if no Common Stock is traded on such date, on the most recent date on which Common Stock was traded, as reflected on such principal exchange.

     . Incentive Stock Option, or ISO, means a Stock Option to purchase Shares awarded to a Participant which is intended to meet the requirements of
        Section 422 of the Code or any successor provision.

     . Non-Qualified Stock Option, or NQSO, means a Stock Option to purchase Shares of Common Stock awarded to a Participant which is not intended to meet the requirements of Section 422 of the Code or any successor provision.

     . 1934 Act means the Securities Exchange Act of 1934 as amended from time to time.

     . Participant means a person selected by the Committee (or its delegate as provided under Section 4) to receive an Award under the Plan.

     . Reporting Person means an individual who is subject to the reporting requirements under Section 16(a) of the 1934 Act by virtue of his or her relationship with the Company.

     .  Shares means shares of the Common Stock of the Company.

     . Stock Award means an Award to a Participant comprised of Common Stock or valued by reference to Common Stock granted under Section 7(c) of the Plan.

     . Stock Option means an Award in the form of the right to purchase a specified number of Shares at a specified price during a specified period.

Section 3.  Effective Dates:
---------   ---------------

The Plan shall be effective as of the date this amendment is approved by the shareholders of the Company. No Awards may be made under the Plan after ten years from the date of approval or earlier termination of the Plan by the Board.

Section 4.  Administration:
---------   --------------

The Plan shall be administered by the Committee. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable. The Committee shall also have full discretion to interpret the provisions of the Plan. To the extent permitted by applicable law and the provisions of the Plan, the Committee may delegate to one or more employee members of the Board the power to make Awards to Participants who are not Reporting Persons.

Section 5.  Eligibility:
---------   -----------

The following persons who are key to the Company Group's long-term success as determined by the Committee shall be eligible to receive an Award under the
Plan: (i) employees of any member of the Company Group; (ii) general agents who provide, and employees of any general agency which provides services to (including the sale of products of ) any member of the Company Group; and (iii) insurance agents or brokers who are exclusive agents or brokers of the Company or its subsidiaries, or who derive more than 50% of their annual income from the Company Group.

Section 6.  Stock Available for Awards:
---------   --------------------------

     (a) Common Shares Available. The maximum number of Shares available for Awards under the Plan will be 40,741,403. The Shares of Common Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the Shares of Common Stock available for issuance under the Plan.

     (b) Share Usage Limits. For the period that the Plan is in effect the aggregate number of Shares that may be granted as Stock Awards shall not exceed 8,148,281. Additionally, the aggregate number of Shares that may be covered by Awards for any one Participant over the period that the Plan is in effect shall not exceed 8,148,281. Shares available for use as Incentive Stock Options shall be limited in aggregate to 32,593,122.

     (c) Adjustments. In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of assets to Company shareholders, or any other change affecting Shares, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) aggregate number of Shares that may be issued under the Plan; (ii) the number of Shares covered by each outstanding Award made under the Plan; and (iii) the option, base or purchase price per Share for any outstanding Stock Options and other Awards granted under the Plan provided that any such actions are consistently and equitably applicable to all affected Participants. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants or grant commitments from an acquired entity shall not reduce the Shares available for issuance under the Plan.

Section 7.  Awards:
---------   ------

     (a) General. The Committee shall determine the type or types of Award(s) (as set forth below) to be made to each Participant and shall approve the terms and conditions of all such Awards in accordance with Sections 4 and 8 of the Plan. Awards may be granted singularly, in combination, or in tandem, such that the settlement of one Award automatically reduces or cancels the other. Awards may also be made in replacement of, as alternatives to, or as form of payment for grants or rights under any other employee compensation plan or arrangement of the Company, including the plans of any acquired entity.

     (b) Stock Options. A Stock Option shall confer on a Participant the right to purchase a specified number of Shares from the Company subject to the terms and conditions of the Stock Option grant. The Committee shall establish the option price at the time each Stock Option is awarded, provided that price shall not be less than 100% of the Fair Market Value. Stock Options may be in the form of ISOs or NQSOs. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424 (d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an ISO is awarded to such Participant, the option price shall not be less than 110% of the Fair Market Value at the time such ISO is awarded. The aggregate Fair Market Value at time of grant of the Shares covered by ISOs exercisable by any one optionee in any calendar year shall not exceed $100,000 (or such other limit as may be required by the Code). The recipient of a Stock Option grant shall pay for the Shares at the time of exercise in cash or such other forms as the Committee may approve, including Shares valued at their Fair Market Value on the date of exercise, or in a combination of forms. The Committee may also permit Participants to have the option price delivered to the Company by a broker pursuant to an arrangement whereby the Company, upon irrevocable instructions from a Participant, delivers the exercised Shares to the broker.

     (c) Stock Awards. A Stock Award shall confer on a Participant the right to receive a specified number of Shares, a cash equivalent payment, or a combination of both subject to the terms and conditions of the Award, which may include forfeitability contingencies based on continued employment with a member of the Company Group or on meeting performance criteria or both. A Stock Award may be in the form of Shares or share units. Such Awards may be subject to the attainment of specified performance goals or targets, as determined by the Committee and set forth in the specific Award agreements. The Committee may also grant Stock Awards that are not subject to any restrictions.

Section 8.  General Provisions Applicable to Awards:
---------   ---------------------------------------

     (a) Transferability. Except as permitted by the Committee in its sole discretion, Awards under the Plan will be non-transferable and accordingly shall not be assignable, alienable, saleable or otherwise transferable other than by will or the laws of descent and distribution.

     (b) General Restriction. Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any Award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the grant or settlement thereof, such Award may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

     (c) Grant Terms and Conditions. Subject to the other provisions of the Plan, the Committee shall determine the provisions and duration of grants made under this Plan, including the option prices for all Stock Options, the consideration, if any, to be required from Participants for Stock Awards, and the conditions under which a Participant will retain rights under this Plan in the event of the Participant's termination of employment while holding any outstanding Awards.

     (d) Tax Withholding. A Participant's employer shall have the right to deduct from any settlement of an Award, including the delivery or vesting of Shares, made under the Plan, a sufficient amount to cover any required withholding of any federal, state or local taxes required by law or to take such other actions as may be necessary to satisfy any such withholding obligations. The Committee may require or permit Shares to be used to satisfy required tax withholding and such Shares shall be valued at their Fair Market Value on the date the tax withholding is effective.

     (e) Documentation of Grants. Awards made under the Plan shall be evidenced by written agreements or such other appropriate documentation as the Committee shall prescribe. The Committee need not require the execution of any instrument or acknowledgment of notice of an Award under the Plan, in which case acceptance of such Award by the respective Participant will constitute agreement to the terms of the Award.

     (f) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Shares, or other Awards. The Committee may require or permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash.

     (g) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provisions as the Committee may consider equitable and in the best interests of the Company Group.

Section 9.  Miscellaneous:
---------   -------------

     (a) Plan Amendment. The Committee may amend the Plan as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no amendment without the approval of the Company's shareholders shall be made which would (i) increase the total number of Shares available for issuance under the Plan; or (ii) cause the Plan not to comply with Rule 16b-3 of the 1934 Act or
Section 162(m) of the Code.

     (b) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. Each member of the Company Group expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided by an applicable agreement or other documentation of an Award.

     (c) No Rights as Shareholder. Only upon issuance of Shares to a Participant (and only in respect to such Shares) shall the Participant obtain the rights of a shareholder, subject, however, to any limitations imposed by the terms of the applicable Award.

     (d) No Fractional Shares. No fractional shares shall be issued under the Plan. However, the Committee may provide for a cash payment as settlement in lieu of any fractional shares.

     (e) Other Company Benefit and Compensation Programs. Except as expressly determined by the Committee, settlements of Awards received by Participants under this Plan shall not be deemed as part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company Group benefit or severance program (or severance pay law of any country). The above notwithstanding, the Company Group may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

     (f) Unfunded Plan. The Plan shall be unfunded and shall not create, or be construed to create a trust or separate fund(s). Likewise, the Plan shall not establish any fiduciary relationship between any member of the Company Group and any Participant or other person. To the extent any person holds any rights by virtue of an

Award granted under the Plan, such right shall be no greater than the right of an unsecured general creditor.

     (g) Successors and Assignees. The Plan shall be binding on all successors and assignees of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

     (h) Governing Law. The validity, construction and effect to the Plan and any actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

                    INCENTIVE COMPENSATION PLAN FOR CERTAIN

                               SENIOR EXECUTIVES

                        (Effective as of May 14, 2001)

Section 1.  Appropriation
            -------------

At a December meeting of the Policy Committee in each year, the Policy Committee may, for purposes of this Plan, appropriate a sum of money, not in excess of an amount reflecting the extent to which the goals previously determined by the Directors' Compensation Committee (the "Committee") shall have been attained for such year, as an amount to be allocated as hereinafter provided among Eligible Employees (as defined below) as compensation in addition to their salaries for services rendered by them during such year.

Section 2.  Goals
            -----

The Committee shall establish goals for each year as early as is practicable therein. Immediately following the end of each year, the Committee shall adjust and finalize the appropriation described in Section 1. In establishing goals and finalizing such appropriation, the Committee shall adopt such methods and apply such standards as it shall deem relevant and suitable, taking into consideration both the internal needs of the Company and the effect upon it of anticipated external developments including the growth rates of its competitors.

In order for awards under this Plan to qualify as performance-based compensation under the provisions of Section 162(m) of the Internal Revenue Code of 1986, within 90 days after the beginning of each calendar year, the Committee shall establish, in writing, Qualifying Performance Criteria for the target awards for Eligible Employees (as defined below). Notwithstanding the satisfaction of the annual goals established under the Qualifying Performance Criteria, the awards provided to the Eligible Employees may be adjusted by the Committee in its sole discretion; except that the Committee may not increase the amount of any such award that results from the satisfaction of the annual goals established under the Qualifying Performance Criteria. In addition, the maximum annual award that shall be granted to each Eligible Employee shall be $5,000,000 for the Chairman and President, and $3,000,000 for each other Eligible Employee.

For purposes of this section, the Qualifying Performance Criteria shall be any one or more of the following performance criteria, either individually, alternatively, or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as pre-established by the Committee: (a) shareholder value added; (b) cash flow; (c) earnings per share; (d) earnings before interest, taxes, depreciation and amortization ("EBITDA"); (e) return on equity;
(f) return on capital; (g) return on assets or net assets; (h) revenue growth;
(i) income or net income; (j) cost control; (k) operating income or net operating income; (l) operating profit or net operating profit; (m) operating margin; (n) return on operating revenue; (o) market share; (p) statutory gain from operations; and (q) stock price.

Section 3.  Eligibility
            -----------

            a. As used in this Plan, the term "Eligible Employee" for any year shall mean any Officer of the Company or John Hancock Life Insurance Company as selected by the Committee from time to time to participate in this Plan. Participation by an individual with respect to one award shall not entitle the individual to participate with respect to subsequent awards.

            b.   For the purposes of the allocations to be made pursuant to
Section 5, every Eligible Employee shall in each year be a member of whichever of the following classes describes his or her status on the date in such year applicable for determining his or her eligibility:

                 Class 1.  Chairman of the Board

                 Class 2.  President and CEO

                 Class 3.  Chief Investment Officer

                 Class 4   Chief Financial Officer
                           and Executive Vice President - Retail

                 Class 5.  Policy Committee Members not in
                           Classes 1, 2, 3 or 4

                 Class 6.  Senior Vice Presidents

Section 4.  Target Awards
            -------------

The average or target award for each class shall be as follows:

            Class 1.   Chairman of the Board                    100% of Salary

            Class 2.   President and CEO                        100% of Salary

            Class 3.   Chief Investment Officer
                       and Executive Vice President - Retail    70% of Salary

            Class 4.   Chief Financial Officer                  60% of Salary

            Class 5.   Policy Committee Members                 60% of Salary
                       not in Classes 1, 2, 3 or 4

            Class 6.   Senior Vice Presidents                   50% of Salary

Section 5.  Allocation
            ----------

Any amount appropriated pursuant to Section 1 shall, as soon as is practicable after the end of the year, be allocated among such Eligible Employees and in such amounts as shall have been determined by the Compensation Committee acting in accordance with the principles of the Plan as approved by the Directors' Compensation Committee. Subject to the provisions of Section 6, each amount so allocated shall be paid to the employee in cash no later than March 15, or the next business day if March 15 falls on a Saturday, Sunday or holiday.

Awards may be given to all Eligible Employees. Awards allocated to individual employees may vary from the target award, and any employee may be denied an award for poor performance or other reasons.

Section 6.  Election to Purchase Common Stock of the Company
            ------------------------------------------------

            a. Eligible Employees who are actively employed on the date of payment, may elect to utilize up to 50% (in increments of 25% or 50%) of any Award under this Plan to purchase shares of the common stock of the Company ("JHFS Stock"); provided, however, that Eligible Employees in Class 1 who retired prior to December 31, 2001, shall be eligible for this election for payments made in 2002. If this election is made, PaineWebber, Inc. (or any successor agent hereafter appointed) acting as an independent agent, will purchase JHFS Stock in the open market on behalf of the electing Eligible Employee.

            b. However, to the extent that such Eligible Employees elect to defer the payment of benefits in accordance with the Deferred Compensation Plan for Executives of John Hancock Financial Services, Inc. (the "Deferred Compensation Plan"), then the 25% or 50% election referred to above shall relate to an investment of such deferred payments in deferred stock units. Deferred stock units are not actual shares of stock and cannot be settled in or surrendered for shares of stock. Instead, they are distinct investments administered under the Deferred Compensation Plan by the Company that provide a return on the deferred amount equal to the return that would occur if the deferred amount were actually used to purchase JHFS Stock, including the immediate reinvestment of cash dividends when paid into shares of JHFS Stock. Holders of deferred stock units have no voting rights or any attributes of stock ownership other than such equivalent economic return. The number of deferred stock units received by each Eligible Employee electing under this paragraph upon each deferral shall be equal to the amount of each deferral divided by the per share Fair Market Value (as then defined in the Company's Long-Term Stock Incentive Plan) of JHFS Stock on the effective date of the deferral.

            c. An Eligible Employee who elects to purchase JHFS Stock (or deferred stock units) pursuant to paragraph a of this Section 6 shall be provided with a matching amount of JHFS Stock (or deferred stock units) equal to 25% (50% in the year 2002 for Eligible Employees in Classes 1 through 5) of the amount of JHFS Stock (or deferred stock units) purchased under paragraph a. The additional JHFS Stock provided under this paragraph ("Restricted JHFS Stock") shall be provided under the John Hancock Financial Services, Inc. 1999 Long-Term Stock Incentive Plan. The additional deferred stock units ("Restricted deferred stock units") shall be held under the Deferred Compensation Plan in an unfunded account on behalf of the Eligible Employees. Both the Restricted JHFS Stock and the Restricted deferred stock units shall be subject to forfeiture by the Eligible Employee if: (i) his employment with the Company or an affiliate terminates within three years of the receipt of the Restricted JHFS Stock
(or the establishment of the Restricted deferred stock units), except if such termination results from retirement with the Company's consent, death or disability, or (ii) if the Eligible Employee sells any of the JHFS Stock purchased under paragraph a of this section within three years of the purchase of that stock. These restrictions will cease to apply and any Restricted JHFS Stock and Restricted deferred stock units subject to such restrictions will become nonforfeitable if there is a Change in Control of the Company, as defined in the John Hancock Financial Services, Inc., Pension Plan.

            d. For Eligible Employees in Classes 1 through 5 who purchased JHFS Stock in the preceding calendar year with their own funds or through a loan program provided by the Company, the following special rules shall apply. Such Eligible Employee may apply the stock purchased in the preceding calendar year against the amount of JHFS Stock (or deferred stock units) required to be purchased under Paragraph a of this Section 6 in order to receive Restricted JHFS Stock or Restricted deferred stock units under Paragraph c of this Section
6. For this purpose, the value of the JHFS Stock purchased by the Eligible Employee shall be equal to the fair market value of such JHFS Stock when so applied. If so used, any such purchased JHFS Stock so applied under this paragraph shall be subject to the same restrictions that apply to JHFS Stock purchased under Paragraph a for which a matching amount of Restricted JHFS Stock is awarded and shall not also be applied for purposes of the similar provisions of the Company's Long-Term Incentive Compensation Plan. The total amount of Restricted JHFS Stock or Restricted deferred stock units provided under Paragraph c shall not be more than would have been provided without the application of this Paragraph d.

Section 7.  Benefits
            --------

            a. The amounts paid under this Plan shall be excluded from the base for computing benefits under, or contributions to, benefit plans maintained by the Company for its employees, with the exception of the following: John Hancock Financial Services, Inc. Employee Welfare Plan (only Group Life Insurance, Group Accidental Death and Dismemberment Insurance and Group Survivor Income

Insurance), the John Hancock Financial Services, Inc., Pension Plan, and any Company non-qualified pension plan covering Eligible Employees.

            b. Benefits attributable to amounts paid under this Plan shall be as described in each of the plans providing for such benefits as they may be determined from time to time.

Section 8.  Operation, Amendment, Termination
            ---------------------------------

            a. The Chairman of the Board and the President acting in concert shall carry out the provisions of this Plan, and are authorized to designate appropriate officers of the Company to act in its behalf for all purposes hereof.

            b. The Board of Directors or the Directors' Compensation Committee may at any time terminate this Plan and from time to time amend it, or, for any year prior to the appropriation being voted pursuant to Section 1, vary its provisions as they apply to any Class; provided that the establishment, determination or variation of annual goals in accordance with Section 2 or the principles referred to in Section 5 shall not be considered an amendment or variation of the Plan. Notwithstanding the foregoing, the termination of the Plan, any amendments thereto, or any variance in its provisions, goals or principles shall in no way change the amount of the allocation to any Eligible Employee approved prior to the date of such termination, amendment or variance.

                            NON-EMPLOYEE DIRECTORS'
                        LONG-TERM STOCK INCENTIVE PLAN

                                (May 14, 2001)

Section 1. Purpose:
---------  -------

The Non-Employee Directors' Long-Term Stock Incentive Plan (the "Plan") has been adopted to encourage and create significant ownership of Common Stock among the non-employee members of the Board of Directors of the Company. Additional purposes of the Plan include:

     . To provide meaningful incentive to outside Directors for making substantial contributions to the Company Group's long-term business growth;

     . To closely align the interests of the outside Directors with those of Company shareholders by providing opportunities to build significant longer term stock ownership.

Section 2. Definitions:
---------  -----------

     .  Award means any Stock Option or Stock Award granted under the Plan.

     .  Board means the Company's Board of Directors.

     . Code means the Internal Revenue Code of 1986, as amended from time to time.

     . Committee means a committee of not less than two non-employee members of the Board, appointed by the Board to administer the Plan. The Committee shall be comprised of members who qualify to administer this Plan as contemplated by both: (a) Rule 16b-3 under the 1934 Act or any successor rule, and (b) Section 162(m) of the Code.

     .  Common Stock means the Common Stock of the Company.

     . Company means John Hancock Financial Services, Inc., a corporation established under the laws of the State of Delaware.

     . Early Retirement Age means age 60 with 10 years of service as a member of the Board of the Company or John Hancock Life Insurance Company.

 . Fair Market Value means, with respect to Common Stock, the fair market value of such property as determined by the Committee in good faith in such manner as shall be established by the Committee from time to time. Under no circumstances shall the Fair Market Value be less than the par value of the Common Stock. Any time that the Common Stock is traded on a public market, Fair Market Value means the mean of the reported high and low sale prices of the shares of Common Stock on the principal exchange on which the Stock is traded on such date, or if no Common Stock is traded on such date, on the most recent date on which Common Stock was traded, as reflected on such principal exchange.

     .  Mandatory Retirement Age means age 70.

     .  Shares means shares of the Common Stock of the Company.

     . Stock Award means an Award to an Eligible Director comprised of Common Stock or valued by reference to Common Stock granted under Section 6(a) of the Plan.

     . Stock Option means an Award in the form of the right to purchase a specified number of Shares at a specified price during a specified period. Stock Options under the Plan are not intended to meet the requirements of Section 422 of the Code or any successor provision.

Section 3. Effective Dates:
---------  ---------------

The Plan shall be effective as of the date of approval of the Plan by the Company's shareholders. No Awards may be made under the Plan after ten years from the date of approval or earlier termination of the Plan by the Board.

Section 4. Administration:
---------  --------------

The Plan shall be administered by the Committee. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable. The Committee shall also have full discretion to interpret the provisions of the Plan.

Section 5. Eligibility:
---------  -----------

Eligibility in the Plan is limited to those outside Directors of the Company ("Eligible Directors") who either (1) have never been an employee of the Company or the John Hancock Life Insurance Company; or (2) have served on the Policy Committee of the Company or the John Hancock Life Insurance Company and who continue to serve on the Board of Directors of the Company as a Director after retirement under the Company pension plan.

Section 6. Stock Available for Awards:
---------  --------------------------

      (a) Common Shares Available. The maximum number of Shares available for Awards under the Plan will be 1,000,000. The Shares underlying any Awards which are forfeited, cancelled, reacquired by the Company, satisfied without the issuance of

Common Stock or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan.

      (b) Adjustments. In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of assets to Company shareholders, or any other change affecting Shares, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) aggregate number of Shares that may be issued under the Plan; (ii) the number of Shares covered by each outstanding Award made under the Plan; and (iii) the option, base or purchase price per Share for any outstanding Stock Options and other Awards granted under the Plan provided that any such actions are consistently and equitably applicable to all affected participants. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants or grant commitments from an acquired entity shall not reduce the Shares available for issuance under the Plan.

Section 7. Awards:
---------  ------

      (a)   Annual Board Retainer.

      (1) Effective as of May 14, 2001, one-half of the annual retainer (which shall be determined from time to time by the Board of Directors or the Committee) shall be paid to Eligible Directors in the form of Stock Awards. These Stock Awards shall not be subject to any restrictions. The number of shares of Stock Awards shall be based on the Fair Market Value of the Common Stock as of the first day of each quarter.

      (2) In addition, each Eligible Director may elect to utilize the cash portion of his or her annual retainer for the purchase of Common Stock. If this election is made, PaineWebber, Inc. (or any successor agent hereafter appointed) acting as an independent agent, will purchase Common Stock in the open market on behalf of the electing Director.

      (3) For Eligible Directors who elect to defer the receipt of their annual retainers under the Deferred Compensation Plan for Directors of John Hancock Financial Services, Inc. (the "Deferred Compensation Plan"), a corresponding portion of the amount deferred shall be held for the Eligible Director's benefit under the Deferred Compensation Plan in the form of deferred stock units. Deferred stock units are not actual shares of stock and cannot be settled in or surrendered for shares of stock. Instead, they are distinct investments administered by the Company under the Company's Deferred Compensation Plan for Directors that provide a return on the deferred amount equal to the return that would occur if the deferred amount were actually used to purchase shares of Common Stock, including the immediate reinvestment of cash dividends when paid into shares of Common Stock. Holders of deferred stock units have no voting rights or any attributes of stock ownership other than such equivalent economic return. The number of deferred stock units received by each Eligible Director under this paragraph shall be equal to the amount deferred divided by the per share Fair Market Value of Common Stock on the effective date of the deferral.

      (4) An Eligible Director who purchases Common Stock (or deferred stock units) pursuant to subparagraph 2 or 3, above, shall be provided with a matching amount of JHFS Stock (or deferred stock units) equal to 25% (50% for the first eight quarterly payments commencing after shareholder approval of this plan) of the amount of Common Stock (or deferred stock units) purchased under subparagraph 2 or 3. The additional Common Stock provided under this subparagraph shall be referred to as Restricted Common Stock. The additional deferred stock units ("Restricted deferred stock units") shall be held under the Deferred Compensation Plan on behalf of the Eligible Directors. Both the Restricted Common Stock and the Restricted deferred stock units shall be subject to forfeiture by the Eligible Director if: (i) his service as a Director for the Company terminates within three years of the Award (or the establishment of the Restricted deferred stock units), unless the termination results from death, disability, the attainment of Mandatory Retirement Age, or after the attainment of Early Retirement Age; or (ii) the Eligible Director sells any of the non-deferred Common Stock which he or she elected to receive under subparagraph 2 of this section within three years of the receipt of that stock, or transfers any of the deferred stock units which he or she received under subparagraph 3 of this section within three years of the establishment of those deferred stock units. Subparagraph (ii) shall not apply for an Eligible Director who attains his or her Mandatory Retirement Age. These restrictions will cease to apply and any Restricted Common Stock and Restricted deferred stock units subject to such restrictions will become nonforfeitable if there is a Change in Control of the Company, as defined in the John Hancock Financial Services, Inc. Pension Plan.

      (b) Stock Options. For calendar year 2001, each Eligible Director shall be given a grant of 15,000 Stock Options. Thereafter, each Eligible Director shall be given an annual grant of 5,000 Stock Options, except that for each new Eligible Director elected to the Board on or after May 14, 2001, such new Eligible Director shall be entitled to a grant of 15,000 Stock Options upon his or her election to the Board and will not be eligible for the annual grant of 5,000 Stock Options during the year of his or her election. Except for the first year grant of Stock Options for newly hired Directors, all grants of Stock Options under this Plan shall be made on the date of the annual meeting of the shareholders of the Company.

      The Stock Options awarded under this Plan shall have a term of five years and shall be exercisable immediately. For an Eligible Director who has terminated his service as a Director after having attained Early Retirement Age or because he or she has attained Mandatory Retirement Age, any unexercised Stock Options shall continue for the remaining period of their original term. For an Eligible Director who terminates not having attained either Early Retirement Age or Mandatory Retirement Age, any unexercised Stock Options shall continue for the lesser of one year from the date of termination or the remaining period of the original term.

      A Stock Option shall confer on each Eligible Director the right to purchase the specified number of Shares from the Company. The Committee shall establish the option price at the time each Stock Option is awarded, provided that price shall not be less than 100% of the Fair Market Value on the date of the grant. The recipient of a Stock Option grant shall pay for the Shares at the time of exercise in cash or such other forms as the Committee may approve, including Shares valued at their Fair Market Value on the date of exercise, or in a combination of forms. The Committee may also permit Eligible Directors to have the option price delivered to the Company by a broker pursuant to an arrangement whereby the Company, upon irrevocable instructions from an Eligible Director delivers the exercised Shares to the broker.

Section 8. General Provisions Applicable to Awards:
---------  ---------------------------------------

      (a) Transferability. Except as permitted by the Committee in its sole discretion, Awards under the Plan will be non-transferable and accordingly shall not be assignable, alienable, saleable or otherwise transferable other than by will or the laws of descent and distribution.

      (b) General Restriction. Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any Award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the grant or settlement thereof, such Award may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

      (c) Grant Terms and Conditions. Subject to the other provisions of the Plan, the Committee shall determine the provisions and duration of grants made under this Plan, including the option prices for all Stock Options, the consideration, if any, to be required from Eligible Directors for Stock Awards, and the conditions under which an Eligible Director will retain rights under this Plan in the event of the participant's termination of employment while holding any outstanding Awards.

      (d) Tax Withholding. The Company shall have the right to deduct from any settlement of an Award, including the delivery or vesting of Shares, made under the Plan, a sufficient amount to cover any required withholding of any federal, state or local taxes required by law or to take such other actions as may be necessary to satisfy any such withholding obligations. The Committee may require or permit Shares to be used to satisfy required tax withholding and such Shares shall be valued at their Fair Market Value on the date the tax withholding is effective.

      (e) Documentation of Grants. Awards made under the Plan shall be evidenced by written agreements or such other appropriate documentation as the Committee shall prescribe. The Committee need not require the execution of any instrument or acknowledgment of notice of an Award under the Plan, in which case acceptance of such Award by the respective Eligible Director will constitute agreement to the terms of the Award.

      (f) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Shares, or other Awards. The Committee may require or permit an Eligible Director to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash.

      (g) Change in Control. In order to preserve an Eligible Director's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award; (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable; (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provisions as the Committee may consider equitable and in the best interests of the Company.

Section 9. Miscellaneous:
---------  -------------

      (a) Plan Amendment. The Board may amend the Plan as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no amendment without the approval of the Company's shareholders shall be made which would: (i) increase the total number of Shares available for issuance under the Plan; or (ii) cause the Plan not to comply with Rule 16b-3 of the 1934 Act.

      (b) No Right to Continued Service. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving an Eligible Director the right to continued service as a Director of the Company. The Company expressly reserves the right at any time to dismiss an Eligible Director free from any liability or claim under the Plan, except as expressly provided by an applicable agreement or other documentation of an Award.

      (c) No Rights as Shareholder. Only upon issuance of Shares to an Eligible Director (and only in respect to such Shares) shall the Eligible Director obtain the rights of a shareholder, subject, however, to any limitations imposed by the terms of the applicable Award.

      (d) No Fractional Shares. No fractional shares shall be issued under the Plan. However, the Committee may provide for a cash payment as settlement in lieu of any fractional shares.

      (e) Unfunded Plan. The Plan shall be unfunded and shall not create, or be construed to create a trust or separate fund(s). Likewise, the Plan shall not establish any fiduciary relationship between the Company and any Eligible Director or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such right shall be no greater than the right of an unsecured general creditor.

      (f) Successors and Assignees. The Plan shall be binding on all successors and assignees of an Eligible Director, including, without limitation, the estate of such Eligible Director and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Eligible Director's creditors.

      (g) Governing Law. The validity, construction and effect to the Plan and any actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

                                 John Hancock
                              Financial Services
                              c/o PROXY SERVICES
                                P.O. BOX 9141
                             FARMINGDALE, NY 11735

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete and return your proxy in the enclosed envelope as soon as possible or vote by proxy using the telelphone or through the Internet as promptly as possible.

VOTE BY INTERNET-www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the Meeting date, May 14, 2001. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE-1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the Meeting date, May 14, 2001. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to JOHN HANCOCK c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                     JOHN HANCOCK FINANCIAL SERVICES, INC.
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 May 14, 2001
                               -----------------
     The Annual Meeting of stockholders of John Hancock Financial Services, Inc. (the "Company") will be held at John Hancock Hall, 200 Berkeley Street, Boston, Massachusetts, on Monday, May 14, 2001, at 11:00 a.m. (EST). Only stockholders of record at the close of business on March 20, 2001, will be entitled to vote at the meeting.

                                      By Order of the board of directors


                                      Barry J. Rubenstein
                                      Secretary

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK AS FOLLOWS
JHNHCK
KEEP THIS PORTION FOR YOUR RECORDS
-------------------------------------------------------------------------------
DETACH AND RETURN THIS PORTION ONLY

             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JOHN HANCOCK
1. Election of Directors

Director Nominees:        For   Withhold  For All    To withhold authority to
(01) Samuel W. Bodman     All     All      except    vote, mark "For All Except"
(02) Wayne A. Budd                                   and write the nominee's
(03) Nelson S. Gifford    [ ]     [ ]       [ ]      number on the line below.
(04) Judith A. McHale
                                                     ---------------------------
Vote On Proposals
                             For    Against   Abstain
2. Approval of Amended and
   Restated 1999 Long-Term
   Stock Incentive Plan      [ ]      [ ]       [ ]

3. Approval of Non-Employee
   Directors' Long-Term
   Stock Incentive Plan      [ ]      [ ]       [ ]

4. Approval of certain
   material terms relating
   to the Incentive Compen-
   sation Plan for Certain
   Senior Executives         [ ]      [ ]       [ ]   If you plan on attending
                                                      the Annual Meeting, please
                                                      check box to the right
                                                      [ ].

---------------------------                       ------------------------------
Signature (PLEASE SIGN WITHIN                     Signature (Joint Owners) Date
BOX)                   Date

                               ADMISSION TICKET
                                 John Hancock
                              FINANCIAL SERVICES

                     2001 Annual Meeting of Stockholders

                             Monday, May 14, 2001
                              11:00 a.m. at the
                              JOHN HANCOCK HALL
                  200 Berkeley Street, Boston, Massachusetts

         Please retain this portion of the Proxy Card if you wish to attend the Annual Meeting of Stockholders in person. You must present this portion of the Proxy Card at the door for admission.
  Seating will be on a first-come, first-served basis and you may be asked to present valid picture identification before being admitted.
                    Cameras, recording equipment and other
           electronic devices will not be permitted at the meeting.

                               ADMISSION TICKET

FOLD AND DETACH HERE                                        FOLD AND DETACH HERE
--------------------------------------------------------------------------------
                                     PROXY
                        JOHN HANCOCK FINANCIAL SERVICES
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 14, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Stephen L. Brown, David F. D'Alessandro and Wayne A. Budd, or any of them, each with full power of substitution, as proxies of the undersigned to attend the Annual Meeting of Stockholders of John Hancock Financial Services, Inc., to be held on May 14, 2001 at 11:00 a.m. (EST), and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if pesonally present on the items set forth on the reverse side.

   If shares of John Hancock Financial Services, Inc. Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of John Hancock Financial Services, Inc. Common Stock in the undersigned's name and/or account under such Voting Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

   THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2, 3, AND 4. THIS PROXY WILL ALSO BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS (OR, IN THE CASE OF A VOTING PLAN, WILL BE VOTED IN THE DISCRETION OF THE PLAN TRUSTEE OR ADMINISTRATOR) AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.

               (Continued and to be signed on the reverse side)

Convenient Online or Telephone

           Proxy Voting Available

           Shareholders of John Hancock Financial Services, Inc. can use the convenience and immediacy of the Internet or telephone to vote by proxy 24 hours a day. Or, if they prefer, they can still return the paper proxy card in the envelope provided. Please take a moment to vote. Each vote is important.

           To vote by proxy using the Internet:

           1)  Read the enclosed proxy statement and proxy card.

           2)  Go to www.proxyvote.com.

           3) Enter the 12-digit control number located on your enclosed proxy card.

           4)  Follow the instructions posted at www.proxyvote.com.

           Once you've voted by proxy, you can also sign up to have all future proxy materials and Annual Reports delivered to you electronically.

           Please note that although there is no charge to you for this service, there may be costs associated with electronic access such as usage charges for Internet service providers and telephone companies. John Hancock Financial Services, Inc. does not cover these costs; they are solely your responsibility.

           To vote by proxy using the telephone:

           1)  Read the enclosed proxy statement and proxy card.

           2)  Call toll-free on a touch-tone phone in the U.S. or Canada

                                1-800-690-6903

           3) Enter the 12-digit control number located on your enclosed proxy card.

           4)  Follow the simple recorded instructions.

Online Delivery

       of Future Annual Reports and Related Proxy Materials Available

       Beginning next year, a new option to receive an electronic version of the Annual Report and related proxy materials, rather than the traditional printed versions, will be made available to John Hancock shareholders. In addition to providing instantaneous receipt, online delivery will significantly reduce printing and mailing costs, given the Company's approximately 800,000 shareholders. Your participation will help us lower expenses and increase shareholder value.

       Once you've voted your proxy online (see reverse side for instructions), you can easily sign up for electronic delivery of future proxy materials and Annual Reports:

       1) Click on the button for "Electronic Delivery."

       2) Enter your e-mail address for the electronic delivery of future issues of the Company's Annual Report and related proxy materials.

       3) Click the button that indicates you consent to receiving future information in an electronic format.

       4) Beginning with the Annual Meeting to be held in 2002, you will receive an e-mail providing information on how to vote your shares online and where to locate the Annual Report and proxy statement online.

       5) If you consent to electronic delivery, you will no longer receive printed copies of the Company's Annual Reports and proxy materials unless you request them, or you revoke your consent by going to www.InvestorDelivery.com.

       Please note that although there is no charge to you for this service, there may be costs associated with electronic access such as usage charges for Internet service providers and telephone companies. John Hancock Financial Services, Inc. does not cover these costs; they are solely your responsibility.